SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

GENTOR RESOURCES, INC.

(Name of small business Issuer in its charter)

Florida	1000	20-2679777
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Alder Gulch Road

Virginia City, Montana 59755

(406)843-5383

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Lloyd J. Bardswich, President

Gentor Resources, Inc.

1 Alder Gulch Road

Virginia City, Montana 59755

(406)843-5383

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Edward H. Gilbert, Esq.

Edward H .Gilbert, P.A.

5100 Town Center Circle, Suite 430

Boca Raton, Florida 33486

(561) 361-9300 Ext. 202

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. *

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.0001 par value	200,000 shares	$5.00	$1,000,000	$117.70

(1)

Estimated solely for purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 26, 2006

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Prospectus

Gentor Resources, Inc.

200,000 shares of Common Stock

$5.00 per share

	Per Share	Minimum	Maximum
Initial Offering Price to Public	$5.00	$200,000	$1,000,000
Commissions	$0.00	$0	$0
Proceeds to Gentor Resources	$5.00	$200,000	$1,000,000

This is our initial public offering.  There has never been a public market for our common stock, and we have arbitrarily determined the offering price.

We are offering the shares on a “best efforts” basis. We are making the offering through our president, who will not be compensated for offering the shares.  Any prospective purchaser will be required to purchase a minimum 1,000 shares.  All proceeds from the offering will be deposited into a non-interest bearing special receipts account in our name, and unless we receive paid subscriptions for at least 40,000 shares by November 30, 2006, no shares will be sold and all proceeds held in the special receipts account will be promptly returned to subscribers without interest.  If we receive paid subscriptions for at least 40,000 shares by November 30, 2006, we will transfer those proceeds from the special receipts account to our general operating account.  Any proceeds that we receive after the receipt of proceeds from the sale of 40,000 shares will be deposited directly into our general operating account.  If we sell at least 40,000 shares by November 30, 2006, we may extend our offering until the earlier of December 31, 2006 or the time that all 200,000 shares are sold.

An investment in the shares involves substantial risks and is speculative.  See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state  securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

In making a decision whether to buy our common stock, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any different or other information.

The date of this prospectus is October 26, 2006

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PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. Before deciding whether to invest in our common stock, you should carefully read the entire prospectus. In this prospectus, references to “we,” “us” and “our” refer to Gentor Resources, Inc.

We are a Florida corporation formed under the name of Gentor Resources, Inc. on March 24, 2005.  We are an exploration stage company (as such term is defined in Securities Act Industry Guide 7(a)(4)(i)) which means that we are engaged in the search for mineral deposits (reserves) which are not either in the development or production stage.

We have entered into an Amended and Restated Mining Exploration and Option Agreement (the “Option Agreement”) with Hartmut W. and Inga M. Baitis (the “Claim Owner”) which relates to six (6) unpatented mining claims, Gold #1 through Gold #6 (collectively, the “Subject Claims”).  The Subject Claims are located within the Delmoe Lake Property (the “Property”) in Jefferson County, Montana.  The Option Agreement grants us the exclusive right to enter the Property for the purpose of exploring and developing  the Subject Claims, as well as, removing and selling for our own account any and all minerals, mineral substances, metals ore bearing materials and rocks of any kind.

There is little information available on the history of the Property or surrounding area prior to 1981. During 1981, Noranda Exploration Company (“Noranda”) conducted surface and underground testing of rock on the Property and during 1992, Independence Mining conducted surface and underground testing of rock on the Property.   The reports of Noranda and Independence Mining appear to indicate anomalous values of gold within the Property.  We engaged Roscoe Postle Associates, Inc. (“RPA”), a qualified mining consultant to prepare a technical report on the Property and such report was issued to us on April 26, 2005.  The report indicates  that RPA reviewed the sampling reports of Noranda and Independence Mining and determined (i) that the sampling technique utilized by each of Noranda and Independence Mining was acceptable and, in general, appeared to meet accepted industry standards; (ii) that the analyses methods carried out by each of Noranda and Independence Mining were according to accepted industry standards using accepted practices; and that (iii) RPA had no reason to believe that previous assays relied upon in the technical report provided to us were biased in any way.  The Subject Claims have not yet been explored by us, and until we are able to validate otherwise, the Property is without known reserves. Furthermore, we have not conducted or allowed any work to be done on the Property except for reconnaissance and perimeter surveying, the staking out of proposed work, the design of our Plan of Operations for submission to the U.S. Forest Service and field reconnaissance for the preparation of the technical report by Eric Fier of RPA.

The Property is considered to be at the grass-roots exploration stage, and we cannot provide any assurance that the Subject Claims contain any gold.   Further, if it were determined that the Subject Claims contained  gold, we can provide no assurance that the exploration, development and/or extraction thereof would prove to be “Commercially Viable”, that is, that the potential quantity of gold and its market value would, after consideration of the costs and expenses that would be required to explore, develop and/or extract any such gold deposits, would justify a  decision to do so.

Our objective is to conduct a two (2) phase exploration program of the Subject Claims to assess whether they possess any Commercially Viable gold-bearing mineral deposits.  Phase 1 of our exploration program will generally consist or surface exploration and Phase 2 of our exploration program will generally consist of a drilling program. We will not undertake Phase 2 of our exploration program until we complete Phase 1 of our exploration program.  If we commence Phase 2 of our exploration program we may, prior to the

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completion of Phase 2 of our exploration program, determine that Commercial Viable gold deposits do not exist within the Subject Claims in which event we anticipate that we will end Phase 2 of our exploration program.  Even if we commence and complete Phase 2 of our exploration program , we may not be able to determine if Commercially Viable gold deposits exist within the Subject Claims or if additional exploration is required to make such determination.

If we receive at least the minimum proceeds of our offering, we will have adequate funds to complete Phase 1 of our exploration program, but we will not have sufficient funds to proceed with Phase 2 of our exploration program. If we receive the maximum proceeds of our offering, we will have sufficient funds to complete Phase 1 and Phase 2 of our exploration program, and we anticipate that we will use any excess proceeds to assess and acquire additional properties for exploration.  In the event that we determine there is no Commercial Viable production available from the Subject Claims, we might seek to sell our interest in the Option Agreement or we might terminate the Option Agreement.

There is aggressive competition within the mineral exploration industry in connection with the discovery, acquisition and development of properties considered to have commercial potential. If our financial condition permits, we expect to attempt to identify promising exploration projects, however we believe that most of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.  In addition, we will experience competition in our efforts to obtain additional financing which may be necessary to explore and develop the Subject Claims or other properties that we may locate.  As a newly formed mineral exploration company with limited financial and managerial resources, we will have to overcome such competitive disadvantages to execute our contemplated exploration programs and generate any revenues.

You should carefully read the "RISK FACTORS" section to better  understand the risks associated with an investment in our securities. Mineral exploration, by its nature, is full of uncertainties and involves numerous hazards and risks.  Accordingly, any investment in our shares must be considered as a high-risk investment.  Only investors who can afford to lose their entire investment should invest in our shares.

There has never been a public market for our common stock, and we have arbitrarily determined the offering price. We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

To date, our founders have contributed capital to us in an aggregate of $50,000, in exchange for which we have issued an aggregate of 500,000 shares of our common stock.

Since our inception, we have not generated any revenues, and we have incurred losses.  We have not yet commenced operations, and our auditors have, as part of their report on our financial statements, included a “going concern opinion”.  A “going concern opinion” expresses substantial doubt as to our ability to continue as a going concern.  We are entirely reliant upon receipt of at least the minimum proceeds of our offering to commence our proposed operations.

Corporate Information.

We are a Florida corporation formed on March 24, 2005.

Our executive offices are located at 1 Alder Gulch Road, Virginia City, Montana 59755, and our telephone number is(406)843-5383.

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Our Offering.

Common stock offered by us	Up to 200,000 shares. The minimum purchase is 1,000 shares.
Public offering price of shares being offered by us	$5.00 per share.
Offering Period

Unless we receive paid subscriptions for at least 40,000 shares by November 30, 2006, no shares will be sold and all proceeds will be promptly returned to subscribers without interest.  If we sell at least 40,000 shares by that date, we may extend our offering until the earlier of December 31, 2006 or the time that all 200,000 shares are sold.

Common stock to be outstanding after the offering	540,000 shares if 40,000 shares are sold or 700,000 shares if 200,000 shares are sold.
Use of proceeds

We intend to use the net proceeds primarily to undertake our exploration program as to the Subject Claims and to pay our operating expenses and for other general corporate purposes. See “Use of Proceeds.”

We initially intend to offer our shares in the states of Florida and New York, although we may expand our offering to other states.

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Summary Financial Information.

BALANCE SHEETS December 31, 2005
TOTAL CURRENT ASSETS	$19,441
TOTAL ASSETS	$19,441

TOTAL CURRENT LIABILITIES	$67,078
TOTAL LIABILITIES	$67,078

STOCKHOLDERS’ EQUITY (DEFICIENCY)	($47,637)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$19,441

June 30, 2006
TOTAL CURRENT ASSETS	$8,455
TOTAL ASSETS	$8,455

TOTAL CURRENT LIABILITIES	$131,425
TOTAL LIABILITIES	$131,425

STOCKHOLDERS’ EQUITY (DEFICIENCY)	($122,970)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$8,455

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INCOME STATEMENTS From inception to December 31, 2005
INCOME
OPERATING INCOME	$0
INTEREST INCOME	$182
TOTAL INCOME	$182

OPERATING EXPENSES	($19,309)
OTHER EXPENSES	($78,510)
TOTAL EXPENSES	($97,819)

NET LOSS	($97,637)

NET LOSS PER SHARE	($0.20)

January 1, 2006 to June 30, 2006
INCOME
OPERATING INCOME	$0
INTEREST INCOME	$157
TOTAL INCOME	$157

OPERATING EXPENSES	($7,500)
OTHER EXPENSES	($67,990)
TOTAL EXPENSES	($75,490)

NET LOSS	($75,333)
NET LOSS PER SHARE	($0.15)

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RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur our financial condition and results of operations would likely not permit us to continue to operate and our business could fail.  In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR PROPOSED BUSINESS

Because we have only recently commenced business and have a limited operating history, there is no basis upon which you can evaluate our proposed business and prospects.

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We were incorporated under the name Gentor Resources, Inc. on March 24, 2005, and to date have been involved primarily in organizational activities and obtaining  our Option Agreement.

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We have not begun the exploration of our Subject Claims, and there is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.

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If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.

As a newly formed mineral exploration company, we are subject to the many risks and unforseen expenses and problems that newly formed mineral exploration companies encounter, which could result in a total loss of your investment in the shares.

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As a newly formed mineral exploration company, we are subject to all of the operating hazards and risks normally incident to exploring and developing mineral properties such as unusual rock formations, environmental pollution, personal injuries, industrial  accidents, flooding, cave-ins, and periodic interruptions due to inclement weather. These risks can materially adversely affect our business and cause our business to fail. Furthermore, if we are unsuccessful in preparing for and/or addressing these risks, our business will be likely to fail and you will loose your entire investment in the shares.

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Similar to other mineral exploration companies, we are also subject to many unforseen risks and expenses incident to exploring and developing mineral properties such as delays in governmental or environmental permitting, changes in the legislation governing the mining industry that might alter our ability to conduct our operations as planned, the availability of reasonably priced insurance products, unexpected construction costs necessary to create and maintain the production facility, and normal fluctuations in the general markets for the minerals and/or metals to be produced.  These risks and expenses, while beyond our control, can materially adversely affect our business and cause our business to fail. Furthermore, if these unforseen costs and expenses exceed our current estimates, our business will be likely to fail and you will loose your entire investment in the shares.

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As a newly formed mineral exploration company, we will be required to implement and execute our proposed business, and if we are unable to do so you will lose your investment in the shares.

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New mineral exploration companies are traditionally subject to high rates of failure. We are no exception to this general trend and we can provide no assurances to investors that we will be able to generate any operating revenues or achieve profitable operations.

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If we are unsuccessful in implementing exploration plans due to the problems, risks, or expenses previously mentioned above, our business will likely fail and you will lose your entire investment in the shares.

As a newly formed mineral exploration company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

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If exploration of our Subject Claims proves successful, our potential for growth will place a significant strain on our technical, financial and managerial resources.  We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and  accounting staffs, and if we fail to do so you will lose your investment in the shares.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to implement our business plan.

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We are obligated to pay our operating expenses as they arise, including required annual fees to the State of Florida. If we sell any of our shares in this offering, we will incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the forgoing, we may be forced to cease our business operations.

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If we receive the proceeds of the sale of the minimum number of our shares, we will be able to continue with our limited operations, and we will be able to undertake Phase 1 of our exploration plans, but we will not be able to undertake Phase 2 of our exploration plans.

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If we receive proceeds of the sale of more than the minimum number of shares but less than the maximum number of shares, we will be able to undertake Phase 1 of our exploration plans, and we will be able to undertake a portion of our Phase 2, the extent of which will be determined by the amount of proceeds we receive.  We must receive proceeds from the sale of approximately 110,000 shares in order to complete both the Phase 1 and Phase 2 portions of our exploration plans.

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If we receive the proceeds of the sale of the maximum number of our shares, we will be able to fully implement our proposed business plan, and we anticipate that we will have sufficient funds to continue our proposed business operations for at least 12 months.

If we need to raise additional funds, the funds may not be available when we need them.  We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and, if we use equity securities to raise additional funds dilution to our shareholders may occur.

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To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.

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If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued

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to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

If we fail to make required payments under the Option Agreement or to the United States Department of the Interior, Bureau of Land Management, we will lose the right to the Subject Claims.

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In order to maintain our rights under the Option Agreement we must timely make annual payments to the Claim Owner and to the United States Department of the Interior, Bureau of Land Management , and if we fail to do so we will lose our option as the Option Agreement will be terminated.

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If our Option Agreement is terminated we may be forced to cease our business operations in which event you will lose your investment in the shares.

If our exploration program provides results indicating that Commercially Viable gold deposits exist within the Subject Claims, we will be required to raise substantial additional capital or locate a joint venture partner in order to achieve production and generate revenue from such deposits, and if we are unable to do so, our business may fail and you will lose your entire investment in the shares.

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If the initial results of our exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production from any mineral deposits within the Subject Claims.

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If we entered into a joint venture agreement, we would likely be required to assign a substantial percentage of our interest in the Subject Claims to the joint venture partner.

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If we are unable to enter into a joint venture agreement with a partner, or if we are otherwise unable to raise substantial additional capital, our business may fail and you will lose your entire investment in the shares.

If we determine the need for additional funds to achieve production and to generate revenue from any Commercially Viable gold deposits that we may identify, we might assign a substantial portion of our interest in the Subject Claims to a joint venture partner to obtain such funds, and we may be required to relinquish effective control of the Subject Claims or substantially reduce our interest in the Option Agreement, in which event the investors should expect to incur substantial dilution.

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If a joint venture partner takes over control of the management and operation of the Subject Claims in exchange for the additional funds, the future development of the Subject Claims will controlled by such joint venturer partner and may not bear any similarity to those as included as part of our business plan.

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If our interest in the Option Agreement is reduced in order to obtain additional funds, any return investors might have otherwise received may be substantially reduced.

Most, if not all, of our competition will be from larger, more well established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

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If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.

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If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations and you will lose the investment in the shares.

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We currently have no employees other than our officers, we have no employment agreement with our officers, our officers serves on a part-time basis, we cannot pay our officers any compensation, and if our officers were to leave our employ, our business could fail.

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Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our officer, if our officer were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.

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Our current officer does not provide full time services to us, and we will not have full-time management until such time, if ever, as we engage employees on a full-time basis.

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We do not maintain “key person” insurance on our officer, and if our officer were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking a replacement.

We are highly dependent upon our Officers, we have no definitive compensation agreements with them, and because some of them have involvements or relations with other business, they may have a conflict of interest.

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None of our officers work for us on a full-time basis and we have no definitive arrangements to compensate our officers or to engage them on a full-time basis. In the event that any of our officers resign because of time restraints or financial reasons, the loss of their mining and exploration expertise could adversely affect our ability to carry on business and could reduce the value of your investment in the shares or even cause our business to fail.

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Our officers rely on other business activities to support themselves and some of them provide services and/or consulting work to other companies in the mineral exploration business.  Such business activities may be considered a conflict of interest because these individuals must continually make decisions on how much of their time they will allocate to our business as against their other business projects, which may be competitive, or where they will allocate new business opportunities.

We may be unable to attract or retain employees in which event our business could fail.

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Competition for personnel in the junior mineral exploration industry is intense.  Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors.  If we are unable to attract, retain and motivate skilled employees, our business could fail.

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We cannot assure you that we will have the financial resources to hire full-time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full-time personnel when they are needed, our business could fail.

As a result of the speculative nature of mineral property exploration, there is substantial risk that no Commercially Viable minerals will be found and our business will fail.

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Exploration for minerals is a speculative venture necessarily involving substantial risk. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may  not  be  of sufficient quantity or quality to be  profitably mined.

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We can provide you with no assurance that our Subject Claims contain any Commercially Viable reserves.

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The exploration work that we intend to conduct on the Subject Claims may not result in the discovery of commercial quantities of gold. Even if commercial qualities of gold are found, we might not be able to effectively mine the gold because of the lack of available technology.

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Problems, such as unusual and unexpected rock formations, environmental pollution, flooding, cave-ins, and industrial accidents, are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in the shares.

There are inherent dangers involved in mineral exploration, and, as a result, there is a risk that we may incur liability or damages as we conduct our business.

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The search for valuable minerals involves numerous hazards and risks, such as cave-ins, environmental pollution liability, and personal injuries.

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We may be unable or unwilling to obtain insurance against such hazards and risks.  We currently have no  insurance against the risks of mineral exploration, and we do not expect to obtain any such insurance in the foreseeable future, other than the liability insurance required by the Claim Owners under the Option Agreement.

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If we were to incur such a hazard or risk, the costs of overcoming same may exceed our ability to do so, in which event we could be required to liquidate all our assets and you will lose your entire investment in the shares.

Because access to our Subject Claims is often restricted by inclement weather, we may be delayed in implementing or continuing with our exploration, as well as, with any future mining efforts.

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Access to the Subject claims may be hindered during the period between December and April of each year due to inclement weather conditions in the area.  As a result, any attempts to visit, test, or explore the Subject Claims are largely limited to a few months of the year when weather permits such activities.

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These limitations can result in significant delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are found.  Such delays can result in our inability to meet our obligations under the Option Agreement.  Such failures could cause our business to fail and you would lose the entire investment in the shares.

As we undertake exploration of our Subject Claims, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

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There is much governmental regulation that materially affects the exploration of minerals.  We will be subject to the mining laws and regulations of the State of Montana and the United States.

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We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with applicable law.

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Our planned exploration program budgets provide amounts for anticipated regulatory compliance, however, there is a risk that the amounts budgeted may be inadequate due to

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errors, omissions or additional regulations, any one of which could prevent us from carrying out our exploration program.

Market factors in the mining business are out of our control.  As a result, we may not be able to market any minerals that may be found.

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The mining industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist for the sale of any gold, even if any quantity of gold is discovered within the Subject Claims.

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Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

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The exact effect of these factors cannot be accurately predicted, but the impact of any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

Our independent auditor has substantial doubt as to our ability to continue as a going concern.

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Our financial statements have been prepared on the assumption that we will continue as a going concern, but if we fail to continue as a going concern, you will lose your investment in the shares.

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The report of our independent auditor refers to the substantial doubt as to our ability to continue as a going concern.

RISKS RELATED TO THIS OFFERING

We have arbitrarily determined the offering price of our shares and you may never be able to recoup your investment in our shares.

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The public offering price for the shares was determined solely by us and bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criterion of value.

There has not been and may never be a viable public market for our common stock, and if a viable public market does not develop, you will not be able to sell your shares easily, if at all.

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There has not been a trading market for our shares, and we cannot predict the extent to which investor interest in our company will lead to the development of a trading market for our shares or how liquid that market might be.

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If a trading market for our shares develops, the public offering price for the shares may not be indicative of prices that will prevail in such market. The market price of our common stock, if any, may decline below the public offering price.

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If any of our shares were to become eligible for public sale after this offering, same can be expected to adversely affect the price that will prevail in the trading market, if one develops.

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If a public market develops for our common stock, sales of significant amounts of our common stock in the public market or the perception that such sales will occur could materially adversely affect the market price of the common stock or our ability to raise capital through future offerings of equity securities.

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None of the holders of our common stock have agreed, in writing or otherwise, to refrain from publicly selling their shares of our common stock when they are entitled to do so.

Investors in the shares will incur substantial immediate dilution.

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The public offering price of the shares is substantially higher than the net tangible book value per share of the shares immediately after the offering.

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If you purchase our shares as part of this offering, you will incur immediate dilution of approximately $4.72 per share in the net tangible book value per share of common stock from the price you paid for the shares if 40,000 shares are sold or $3.64 per share if 200,000 shares are sold.

Our Board of Directors may issue shares of "blank check" preferred stock which may result in substantial dilution to Investors.

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Without further action by the stockholders, our Board of Directors can issue up to 500,000 shares of preferred stock with such dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and other rights as may be determined appropriate by our Board of Directors.

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If such preferred stock were issued, the holders of our common stock could, among other things, experience substantial dilution, and the voting power, dividend receipt and liquidation rights of the common stock could be adversely affected.

After the completion of this offering, the present shareholders will own or control a majority of our outstanding stock and will have the right to effectively control the Company.

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Following completion of this offering, our present shareholders will own or control more than a majority of our outstanding common stock.

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Our present shareholders may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets. In addition, that controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

We have never paid dividends to our shareholders, and we do not anticipate that we will pay any dividends to our shareholders in the foreseeable future.

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Our future policy on payment of dividends will be determined by our Board of Directors based upon a consideration of our earnings, if any, our future capital needs and other relevant factors.

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If we incur unforseen costs, expenses or problems in and are forced to deviate from our intended application of proceeds of this offering to sustain our proposed exploration programs, such a result might hamper our ability to succeed in the implementation of our business plan and may cause you to lose your investment in our shares.

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We have identified our intended uses for the net proceeds of this offering, and we expect to apply the net proceeds in the manner identified. If we incur unexpected problems, costs and/or expenses in connection with the exploration and development of the Subject Claims, we might be forced to deviate from our intended plan for the intended uses for the net proceeds of this offering and such a result might hamper our ability to succeed in the implementation of our business plan and may cause you to lose your investment in our shares.

Anti-takeover provisions could hinder a potential third-party acquisition.

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Our Board of Directors may, from time to time, adopt certain provisions of the Florida Business Corporation Act, which, if adopted, could delay, discourage or prevent a change in control.

•

Adoption of such provisions could discourage bids for our common stock at a premium over the market price; could adversely affect the market price, if any, of our common stock; and could adversely affect the voting and other rights of the holders of our common stock.

FORWARD-LOOKING STATEMENTS

Many statements made or incorporated by reference in this prospectus are “forward-looking statements”.  These forward-looking statements include statements about:

•

our ability to explore and develop the Subject Claims and/or other similar properties

•

our capital needs

•

the competitiveness of the business in our industry

•

our strategies

•

other statements that are not historical facts

When used in this prospectus, the words “anticipate,” “believe,” “expect,” “estimate,” “intend” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including:

•

changes in general economic and business conditions

•

actions of our competitors

•

the time and expense involved in development activities

•

changes in our business strategies

•

other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

The forward-looking statements in this prospectus reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. Forward looking statements are subject to risks and uncertainties, and you are cautioned not to place undue reliance on such

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statements.  Forward looking statements speak only as of the date of the prospectus or supplements to this prospectus.

USE OF PROCEEDS

The proceeds we will receive will be $200,000 from the sale of the minimum offering of 40,000 shares of our common stock or $1,000,000 from the sale of the maximum offering of 200,000 shares of our common stock.  We will not utilize any portion of the proceeds unless we sell at least 40,000 shares.  We intend to use the proceeds from the sale of shares of our common stock substantially in the manner identified in the following tables:

1.

Proposed Use of Proceeds (assuming we undertake Phase 1 of our exploration program, that we do not commence Phase 2 of our exploration program and that we elect to investigate other properties).

	Amount if 40,000 shares are sold	Amount if 70,000 shares are sold	Amount if 140,000 shares are sold	Amount if 200,000 shares are sold
Gross Proceeds	$200,000	$350,000	$700,000	$1,000,000
Rehabilitate hillside tunnels that were created to gain access to the mineral deposits(1)	$36,000	$36,000	$36,000	$36,000
Digging ditches, and trenches, sampling, and analysis(1)	$9,000	$9,000	$9,000	$9,000
Soils, analysis(1)	$3,500	$3,500	$3,500	$3,500
Survey(1)	$2,500	$2,500	$2,500	$2,500
Roads/Land(1)	$9,000	$9,000	$9,000	$9,000
Geologists(1)	$27,000	$27,000	$27,000	$27,000
Engineering and Field Supervision (1)(4)	$17,000	$17,000	$17,000	$17,000
Permitting and Bonding(1)	$5,000	$5,000	$5,000	$5,000
Reserve for Certain Payments Due Under the Delmoe Lake Option Agreement(1)(3)	$8,250	$8,250	$8,250	$8,250
Drilling(2)	$0	$0	$0	$0
Geologists(2)	$0	$0	$0	$0
Permitting and Bonding(2)	$0	$0	$0	$0
Engineering and Field Supervision (2)(4)	$0	$0	$0	$0
Expenses related to the assessment of other properties	$0	$17,500	$17,500	$26,250
Consulting Fees related to the assessment of other properties (5)	$0	$32,500	$32,500	$48,750
Acquisition of other properties	$0	$90,000	$100,000	$150,000
Exploration of other properties	$0	$0	$250,000	$415,000

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Engineering and Field Supervision in connection with the Exploration of other properties(4)	$0	$0	$30,000	$45,000
Estimated offering expenses	$64,000	$64,000	$64,000	$64,000
General and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations to the SEC	$8,750	$11,250	$53,750	83,750
Contingencies (6)	$10,000	$17,500	$35,000	$50,000

(1) Reflects the anticipated costs of our Phase 1 exploration program.

(2) Reflects the anticipate costs of our Phase 2 exploration program.

(3) Reflects the aggregate amount we will expend to (i) satisfy our obligations to pay the current annual payment to the Claim Owner under the Option Agreement; and (ii) pay the annual maintenance fee payable to the United States Department of the Interior, Bureau of Management.  These costs and fees are discussed in more detail in the section entitled “Mining Operations Disclosure.”

(4) All or parts of the amounts paid by us for engineering and field supervision could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

(5) All or parts of the consulting fees paid by us in connection with the assessment of other properties could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

(6) Amounts reserved for events or circumstances which could be encountered during our Phase 1 or Phase 2 exploration program but which cannot currently be predicted with certainty.

2.

Proposed Use of Proceeds (assuming we undertake Phase 1 of our exploration program and Phase 2 of our exploration program, but elect to terminate Phase 2 prior to completion).

	Amount if 40,000 shares are sold	Amount if 70,000 shares are sold	Amount if 140,000 shares are sold	Amount if 200,000 shares are sold
Gross Proceeds	$200,000	$350,000	$700,000	$1,000,000
Rehabilitate hillside tunnels that were created to gain access to the mineral deposits(1)	$36,000	$36,000	$36,000	$36,000
Digging ditches, and trenches, sampling, and analysis(1)	$9,000	$9,000	$9,000	$9,000
Soils, analysis(1)	$3,500	$3,500	$3,500	$3,500
Survey(1)	$2,500	$2,500	$2,500	$2,500

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Roads/Land(1)	$9,000	$9,000	$9,000	$9,000
Geologists(1)	$27,000	$27,000	$27,000	$27,000
Engineering and Field Supervision (1)(4)	$17,000	$17,000	$17,000	$17,000
Permitting and Bonding(1)	$5,000	$5,000	$5,000	$5,000
Reserve for Certain Payments Due Under the Delmoe Lake Option Agreement(1)(3)	$8,250	$8,250	$8,250	$8,250
Drilling(2)	$0	$110,000	$110,000	$110,000
Geologists(2)	$0	$10,000	$10,000	$10,000
Permitting and Bonding(2)	$0	$5,000	$5,000	$5,000
Engineering and Field Supervision (2)(4)	$0	$15,000	$15,000	$15,000
Expenses related to the assessment of other properties	$0	$0	$17,500	$17,500
Consulting Fees related to the assessment of other properties (5)	$0	$0	$32,500	$32,500
Acquisition of other properties	$0	$0	$100,000	$100,000
Exploration of other properties	$0	$0	$125,000	$355,000
Engineering and Field Supervision in connection with the Exploration of other properties(4)	$0	$0	$15,000	$40,000
Estimated offering expenses	$64,000	$64,000	$64,000	$64,000
General and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations to the SEC	$8,750	$11,250	$53,750	$83,750
Contingencies (6)	$10,000	$17,500	$35,000	$50,000

(1) Reflects the anticipated costs of our Phase 1 exploration program.

(2) Reflects the anticipate costs of our Phase 2 exploration program.

(3) Reflects the aggregate amount we will expend to (i) satisfy our obligations to pay the current annual payment to the Claim Owner under the Option Agreement; and (ii) pay the annual maintenance fee payable to the United States Department of the Interior, Bureau of Management.  These costs and fees are discussed in more detail in the section entitled “Mining Operations Disclosure.”

(4) All or parts of the amounts paid by us for engineering and field supervision could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

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(5) All or parts of the consulting fees paid by us in connection with the assessment of other properties could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

(6) Amounts reserved for events or circumstances which could be encountered during our Phase 1 or Phase 2 exploration program but which cannot currently be predicted with certainty.

3.

Proposed Use of Proceeds (assuming we undertake Phase 1 of our exploration program and Phase 2 of our exploration program and that we complete Phase 2).

	Amount if 40,000 shares are sold	Amount if 70,000 shares are sold	Amount if 140,000 shares are sold	Amount if 200,000 shares are sold
Gross Proceeds	$200,000	$350,000	$700,000	1,000,000
Rehabilitate hillside tunnels that were created to gain access to the mineral deposits(1)	$36,000	$36,000	$36,000	$36,000
Digging ditches, and trenches, sampling, and analysis(1)	$9,000	$9,000	$9,000	$9,000
Soils, analysis(1)	$3,500	$3,500	$3,500	$3,500
Survey(1)	$2,500	$2,500	$2,500	$2,500
Roads/Land(1)	$9,000	$9,000	$9,000	$9,000
Geologists(1)	$27,000	$27,000	$27,000	$27,000
Engineering and Field Supervision (1)(4)	$17,000	$17,000	$17,000	$17,000
Permitting and Bonding(1)	$5,000	$5,000	$5,000	$5,000
Reserve for Certain Payments Due Under the Delmoe Lake Option Agreement(1)(3)	$8,250	$8,250	$8,250	$8,250
Drilling(2)	$0	$110,000	$225,000	$270,000
Geologists(2)	$0	$10,000	$20,000	$30,000
Permitting and Bonding(2)	$0	$5,000	$10,000	$10,000
Engineering and Field Supervision (2)(4)	$0	$15,000	$25,000	$30,000
Expenses related to the assessment of other properties	$0	$0	$17,500	$17,500
Consulting Fees related to the assessment of other properties (5)	$0	$0	$32,500	$32,500
Acquisition of other properties	$0	$0	$100,000	$100,000
Exploration of other properties	$0	$0	$0	$175,000
Engineering and Field Supervision in connection with the Exploration of other properties(4)	$0	$0	$0	$20,000

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Estimated offering expenses	$64,000	$64,000	$64,000	$64,000
General and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations to the SEC	$8,750	$11,250	$53,750	$83,750
Contingencies (6)	$10,000	$17,500	$35,000	$50,000

(1) Reflects the anticipated costs of our Phase 1 exploration program.

(2) Reflects the anticipate costs of our Phase 2 exploration program.

(3) Reflects the aggregate amount we will expend to (i) satisfy our obligations to pay the current annual payment to the Claim Owner under the Option Agreement; and (ii) pay the annual maintenance fee payable to the United States Department of the Interior, Bureau of Management.  These costs and fees are discussed in more detail in the section entitled “Mining Operations Disclosure.”

(4) All or parts of the amounts paid by us for engineering and field supervision could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

(5) All or parts of the consulting fees paid by us in connection with the assessment of other properties could be paid to Mr. Bardswich, Mr. Dale and Mr. Henry on a consulting basis, and if so paid, such amounts will be determined in accordance with industry standard rates for the work provided.

(6) Amounts reserved for events or circumstances which could be encountered during our Phase 1 or Phase 2 exploration program but which cannot currently be predicted with certainty.

Nearly all of our current liabilities consist of legal expenses and audit fees that are being incurred in connection with this offering.  As shown in the tables above, the Company estimates that its legal fees and audit expenses associated with this offering will be approximately $64,000. Of the foregoing $64,000 amount, the Company estimates that its legal fees will comprise approximately $35,000.  Certain of our officers and directors have verbally expressed a willingness to assume the responsibility for the payment of such legal fees and audit expenses if we are unable to pay same.  If, any of our officers and directors pay such legal fees and audit expenses we will be obligated to reimburse them when, if ever, we have sufficient funds to do so.  If 40,000 or more shares are sold in this offering, we will pay our legal expenses and audit fees or, if applicable, reimburse our officers and directors that have paid them.

In the event that we sell 40,000 shares of our common stock, we intend to complete Phase 1 of our exploration program, which includes rehabilitation of hillside tunnels used to gain access to the mineral deposits, digging ditches and/or trenches, sampling, soil analysis and surveying.

In the event we sell 70,000 shares of our common stock, we intend to complete Phase 1 of our exploration program and commence a limited portion of our Phase 2 drilling program.

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In the event we sell 140,000 share or more, up to the maximum offering of 200,000 shares of our common stock, we intend to complete Phase 1 of our exploration program and undertake a full Phase 2 drilling program, and thereafter we anticipate that we use any remaining proceeds to assess and acquire new properties.  No such properties have yet been identified and if acquired are expected to be part of an arms length transaction with non-affiliates of the Company.

All proceeds from the offering will be initially deposited into a non-interest bearing special receipts account in our name (similar to an escrow account), and unless we receive paid subscriptions for at least 40,000 shares by November 30, 2006, no shares will be sold and all proceeds held in the special receipts account will be promptly returned to subscribers without interest.  If we receive paid subscriptions for at least 40,000 shares by November  30, 2006, we will transfer those proceeds from the special receipts account to our general operating account, and any proceeds that we receive after the receipt of proceeds from the sale of 40,000 shares will be deposited directly into our general operating account. Furthermore, until the offering proceeds are actually utilized, we intend to invest the proceeds received in one or more of the following:

•

an obligation that constitutes a “deposit” as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

•

securities of any qualifying money market mutual fund; or

•

securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States; provided the securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.  Future dividends, if any, will be determined by our Board of Directors. In addition, we may incur indebtedness in the future which may prohibit or effectively restrict the payment of dividends, although we have no current plans to do so.

DETERMINATION OF OFFERING PRICE

There has never been a public market for our common stock and we have arbitrarily determined the offering price. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market. The public offering price for the shares bears no relationship to our book value, projected earnings, results of operations, net asset value or any other objective criterion of value, and may be substantially higher than the prices that will prevail in the trading market, if one develops.

DILUTION

	Amount without giving effect to the sale of any shares	Amount if 40,000 shares are sold	Amount if 200,000 shares are sold
Net tangible deficit per share on June 30, 2006	($0.24)	($0.24)	($0.24)

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Net tangible book value per share on June 30, 2006 if the shares were sold on that date	($0.24)	$0.02	$1.16
Amount of increase in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered	n/a	$0.26	$1.40
Amount of the immediate dilution from the public offering price that will be absorbed by purchasers	n/a	$4.98	$3.84
Cash contribution of purchasers	n/a	$200,000	$1,000,000
Cash contribution of officers, directors, founders and affiliates	n/a	$50,000	$50,000
Price per share paid by officers, directors, founders and affiliates	n/a	$0.10	$0.10
Price per share to be paid by purchasers of shares in this offering	n/a	$5.00	$5.00

The immediate and substantial dilution could adversely affect the value of the shares.

MINING OPERATIONS DISCLOSURE

The Subject Claims are located within a 120 acre area of land known as the Delmo Lake Property (previously defined as the “Property”).  The Property is located in Sections 14 and 15, Township 3 North, Range 6 West, in the Homestake Mining District of Jefferson County, Montana. The Property is located twenty five (25) miles east of the city of Butte, Montana which is a major regional center with a population of estimated 40,000 and a domestic airport. Below is a map of the location of the Property.

Access to the Property is available through approximately thirteen (13) miles of improved and unimproved gravel roads off of Interstate Highway I-90 at Exit 233 which is known as the Homestake Pass exit. From the Homestake Pass Exit off I-90, one would then travel along Forest Service Road #222 north easterly for about eleven (11) miles to the intersection with Forest Service Road #8695, and then travel along Forest Service Road #8695 northerly for about two (2) miles to the Property. Forest Service Road #222 is accessible by 2-wheel drive vehicles, but Forest Service Road #8695 is currently only accessible with high clearance 4x4 vehicles.

The Option Agreement with the Claim Owner grants us the exclusive right to enter the Property for the purpose of exploring and developing the Subject Claims, as well as, removing and selling for our own account any and all minerals, mineral substances, metals ore bearing materials and rocks of any kind.  The duration of the Option Agreement is indefinite so long as we make the necessary annual payments under the Option Agreement.

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Before the acquisition of our interest in the Subject Claims,  the previous operations of the Property by persons or entities unknown consisted of the construction of at least three (3) hillside tunnels that were created to gain access to the mineral deposits, and the excavation of numerous ditches and trenches.

The Property, situated in the Beaverhead-Deerlodge National Forest, is located within the Boulder Batholith on its south-east flank.  A series of quartz veins approximately 4,000 feet long strike east-west across the Property, dipping 75 degrees north to vertical.  The host rock is a massive quartz monzonite to granodiorite with the quartz veins and veinlets consisting of milky white quartz.  Mineralization includes small percentages of pyrite, chalcopyrite and galena. Physical and chemical changes in the host rock shows typical mesothermal silicification, argillization, sericitization and propylitic envelopes.

Noranda and Independence Mining  have sampled the quartz veins from the host rock and performed  chemical analysis and testing of such samples (assaying).  Their results were reviewed as part of the report provided to us by RPA.

At the present time, the existing hillside tunnels that were created to gain access to the mineral deposits and underground mines are caved and require rehabilitation work to render them safe for entry.  The existing trenches on the property are sloughed and overgrown.  Also, even though Forest Service Road # 8695 provides access to 4x4 vehicles to the immediate vicinity of the hillside tunnels, this access road will require up-grading to be used on a daily basis.

We have not conducted or allowed any work to be done on the Property except for reconnaissance and perimeter surveying, the staking out of proposed work, the design of our Plan of Operations for submission to the U.S. Forest Service and field reconnaissance for the preparation of the technical report by Eric Fier of RPA. The total cost of the work performed to date is $11,809. We intend to commence exploration of the Subject Claims after our Plan of Operations to the U.S. Forest Service has been accepted. At this point in time, there is no equipment or other infrastructure facilities existing on the Property.

Besides the $11,809 in costs incurred with respect to the surveying, the preparation of our Plan of Operations that were submitted to the U.S. Forest Service, and the preparation of the technical report by RPA, we have incurred $8,250 in expenses ($7,500 for the initial option payment to the Claim Owner and $750 in Annual Maintenance Fees to United States Department of the Interior, Bureau of Land Management).  Our expected costs for the five (5) years are as follows:

•

For the year 2006, we have paid $7,500 to the Claim Owner as the option payment and expect to pay $750 to the United States Department of the Interior, Bureau of Land Management for the Annual Maintenance Fee

•

For the year 2007, we expect to pay $10,000 to the Claim Owner as the option payment and $750 to the United States Department of the Interior, Bureau of Land Management for the Annual Maintenance Fee

•

For the year 2008, we expect to pay $10,000 to the Claim Owner as the option payment and $750 to the United States Department of the Interior, Bureau of Land Management for the Annual Maintenance Fee

•

For the year 2009, we expect to pay $15,000 to the Claim Owner as the option payment and $750 to the United States Department of the Interior, Bureau of Land Management for the Annual Maintenance Fee

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•

For the year 2010 and beyond, we expect to pay $15,000 to the Claim Owner as the option payment and $750 to the United States Department of the Interior, Bureau of Land Management for the Annual Maintenance Fee

The closest source of power (high voltage) to the Property is at least eight (8) miles away.  If electrical power is required at the entrance to the Subject Claims, then we will be required to obtain and/or lease a mobile motor generator and haul such generator to the site.

The Subject Claims are without known reserves and the proposed program is exploratory in nature.

MANAGEMENT'S PLAN OF OPERATION

The following plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Our objective is to be in the business of gold exploration. We have entered into an Amended and Restated Mining Exploration and Option Agreement (the “Option Agreement”) with Hartmut W. and Inga M. Baitis (the “Claim Owner”) which relates to six (6) unpatented mining claims, Gold #1 through Gold #6 (collectively, the “Subject Claims”) owned by the Claim Owner within the Delmoe Lake Property in Jefferson County, Montana (the “Property”). The Claim Owner is unrelated to us.

A memorandum of Mining Exploration and Option Agreement (the “Memorandum”) has been recorded in the public records of Jefferson County, Montana.  The Memorandum provides notice to the public of the existence of the Option Agreement and that the Claim Owner has given us the right to explore and develop the Subject Claims.  The Option Agreement provides us the exclusive right to enter the Property for the purpose of exploring and developing the Subject Claims, as well as, removing and selling for our own account any and all minerals, mineral substances, metals ore bearing materials and rocks of any kind. The Option Agreement also grants us an option (the “Option Right”) to purchase the Claim Owner’s rights to the Subject Claims for a total of $1,000,000, excluding therefrom the right of the Claim Owner to receive a two percent (2%) royalty on the net revenues generated from the sale of any metals recovered from the Subject Claims (the “Net Smelter Return”).  The Option Agreement also grants us a right of first refusal (the “Right of First Refusal”) to purchase the rights of the Claim Owner to the Net Smelter Return in the event that the Claim Owner receives a bona fide offer from a third party to purchase such rights. We made an initial payment of $7,500 upon execution of the Option Agreement and have also made an additional payment of $7,500 which was due on or before the first anniversary date of the Option Agreement.  Additional payments of $10,000 each are due on each of the next two subsequent anniversary dates and with additional payments of $15,000 each due on each subsequent anniversary date until the Purchase Price is paid or the Option Agreement is terminated or cancelled.  In addition to the foregoing payments, we must pay the Net Smelter Return, if any to the Claim Owner. In addition to the payments we are required to pay to the Claim Owner, we are required to pay $750.00 per annum to the United States Department of the Interior, Bureau of Land Management in order to retain the Subject Claims.  In the event the Claim Owner notifies us that we have breached a term, condition or covenant of the Option Agreement (other than the payment of monies due and payable under the Option Agreement), then we have at least sixty (60) days (twenty (20) days for any monetary payment obligation) to cure any such breach.  If we cannot cure, or begin to cure, any such breach within the cure period, then the Claim Owner can terminate the Option Agreement. We also have the right

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to terminate the Option Agreement at any time, and so long as the termination date is before August 1 of any calendar year, then we do not have to pay the Annual Maintenance Fee to the to the United States Department of the Interior, Bureau of Land Management.  However, we also have the right to assign all or any of our rights in and to the Option Agreement with the consent of the Claim Owner, which consent cannot be unreasonably withheld.  In the event that we determine that there is no viable commercial production from the Subject Claims, we might sell our rights under the Option Agreement, in which event we may use any compensation derived from such sale to fund potential acquisition  and exploration opportunities as to other properties. We have attached the Option Agreement and the Memorandum thereof as an exhibit to this prospectus.

The 120 acre Delmoe Lake Property is located in southwest Montana approximately 25 miles east of Butte in Sections 14 and 15, Township 3 North, Range 6 West, within the Homestake Mining District of Jefferson County, Montana.  The Property is located on the southeast flank of the Boulder Batholith.  A major northeast-southwest trending fault line (a lineament) is immediately adjacent to the mineralized area.

Little information is available on the history of the Property or surrounding area prior to 1981. During 1981, Noranda conducted surface and underground testing of rock on the Property and during 1992, Independence Mining conducted surface and underground testing of rock on the Property.   The reports of Noranda and Independence Mining appear to indicate anomalous values of gold within the Property.  We engaged RPA, a qualified mining consultant to prepare a technical report on the Property and such report was issued to us on April 26, 2005.  The report indicates  that RPA reviewed the sampling reports of Noranda and Independence Mining and determined (i) that the sampling technique utilized by each of Noranda and Independence Mining was acceptable and, in general, appeared to meet accepted industry standards; (ii) that the analyses methods carried out by each of Noranda and Independence Mining were according to accepted industry standards using accepted practices; and that (iii) RPA had no reason to believe that previous assays relied upon in the technical report provided to us were biased in any way.  The Subject Claims have not yet been explored by us, and until we are able to validate otherwise, the Property is without known reserves.

The Property is accessed by 13 miles of improved and unimproved gravel road off of Interstate Highway 90.  Butte Montana, a major regional center with a population of estimated 40,000 and a domestic airport, is located approximately 25 miles to the west.  A 2 mile 4-wheel drive road would be used to access the Property from Delmoe Lake, but such road will require work to provide access for heavy equipment.

Infrastructure in the region around the Property appears to be good with nearby power, phone, services, hotels, restaurants, housing and an extensive pool of skilled labor.  Cellular service is available at the Property. The Property is at an altitude of between 6,600 and 7,200 feet and consists of mountainous terrain dropping south-westward into the Delmoe Lake basin.  The area is forested predominately by lodge pole pine. Weather conditions include snowfalls as early as September until as late as early June.  Average precipitation is estimated at 25 inches per annum.  Temperatures range from -50O F in January to +80O F in July.

We are an exploration stage company.  We can provide no assurance that Commercially Viable gold-bearing mineral deposits exist on any of our Subject Claims, and even if we discover any quantity of gold within the Subject Claims, we are unable to provide any assurance that a ready market will exist for the sale of any gold.  Our objective is to conduct a two (2) phase exploration program on the Subject Claims to assess whether they possess any Commercially Viable gold-bearing mineral deposits. We will not undertake Phase 2 of our exploration program until we complete Phase 1 of our exploration program.  If we commence Phase 2 of our exploration program we may, prior to the completion of Phase 2 of our exploration program, determine that

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Commercial Viable gold deposits do not exist within the Subject Claims in which event we anticipate that we will end Phase 2 of our exploration program.  Even if we commence and complete Phase 2 of our exploration program , we may not be able to determine if Commercially Viable gold deposits exist within the Subject Claims or if additional exploration is required to make such determination.

Our plan is to complete Phase 1 of our exploration program, and we anticipate that the work to be performed as part of Phase 1 of our exploration program will include surface geological mapping, sampling, survey control, road upgrading, rehabilitation and re-opening of existing hillside tunnels that were created to gain access to the mineralized rock, and digging ditches and/or trenches with subsequent mapping, sampling and analysis, soil survey, permitting and bonding.  Based on the report prepared by RPA, we expect that the cost to undertake Phase 1 of our exploration program is approximately $140,000.00. In light of our limited financial and employee resources, we intend to engage the services of local contractors and lease equipment and machinery on a short term basis in order to conduct and execute Phase 1 of our exploration program. We anticipate that one or more of our directors will oversee much of the exploration work which is expected to include up-grading the access road, cleaning out ditches and trenches, cleaning out and securing the existing hillside tunnels that were used to gain access to the mineralized rock and reclaiming and cleaning up other ground disturbances to the satisfaction of the United States Forest Service.

If the results, data and analysis derived from our Phase 1 exploration program do not indicate the then presence of Commercially Viable gold deposits, we anticipate that we would not commence our Phase 2 exploration program and that we would either terminate our rights under the Option Agreement or, since the continuation of payments required under the Option Agreements are relatively inexpensive, retain our interest in the Option Agreements in anticipation of more favorable gold prices that may justify further development of the Subject Claims.

If the results, data and analysis derived from our Phase 1 exploration program indicate the presence of Commercially Viable gold deposits, and if we deem it appropriate to further identify and recover any such gold deposits, we expect to proceed with our Phase 2 exploration program.

Phase 2 of our exploration program is expected to include further excavation, drilling and engineering studies, and, if  the entire Phase 2 program is undertaken, we expect the cost thereof to be approximately $340,000.  If we commence Phase 2 of our exploration program we may, prior to the completion of Phase 2 of our exploration program, determine that Commercial Viable gold deposits do not exist within the Subject Claims in which event we anticipate that we will end Phase 2 of our exploration program.  Even if we commence and complete Phase 2 of our exploration program, we may not be able to determine if Commercially Viable gold deposits exist within the Subject Claims or if additional exploration is required to make such determination.

If we complete Phase 2 of our exploration program, we expect that our Directors, each of whom has mining expertise, will assess and review the results, data and analysis derived from Phase 2 of our exploration program.  If the results, data and analysis derived from Phase 2 of our exploration program indicate that there is a  limited probability of a Commercially Viable deposit of gold, we anticipate that we would terminate our Phase 2 exploration program and that we might terminate our rights under the Option Agreement or, since the continuation of payments required under the Option Agreements are relatively inexpensive, retain our interest in the Option Agreement in anticipation of more favorable gold prices that may justify further development of the Subject Claims.  In either event, we expect that we would utilize any of our remaining funds to assess and acquire other properties.

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We have not yet made a determination as to whether or who we may use to undertake any of the work required as part of Phase 1 or Phase 2 of our exploration program, and we have not yet entered into any discussions with any contractor or other third party in regard to same.  We anticipate, however, that any such parties will be selected by us based upon all arms-length negotiations with licensed contractors of good repute.

If the results, data and analysis derived from Phase 2 of our exploration program indicate the appearance Commercially Viable gold deposits, and since we are an exploration stage company (as such term is defined in Securities Act Industry Guide 7(a)(4)(i)), we anticipate that our Directors will determine whether to dispose of our interests in the Option Agreement to the highest bidder, or sell a portion of our  interests in the Option Agreement to a joint venture partner with the necessary expertise, staff, organization and financial resources to develop the Subject Claims to the mining stage. In the event that we dispose of our interest in the Option Agreement to the highest bidder, we intend to utilize such proceeds and any of our remaining funds to assess and acquire other properties.

If we receive at least the minimum proceeds of our offering, we will have adequate funds to complete Phase 1 of our exploration program, but we will not have sufficient funds to proceed with Phase 2.  If we receive proceeds from the sale of 70,000 shares of our common stock, we will have adequate funds to complete Phase 1 of our exploration program and to commence a limited portion of our Phase 2 drilling program.  If we receive proceeds from the sale of 140,000 shares or more, up to the maximum offering of 200,000 shares of our common stock, we will have adequate funds to complete Phase 1 of our exploration program and undertake a full Phase 2 drilling program, and we anticipate that we use any remaining proceeds to assess and acquire new properties.  We have not yet identified any such property.

In determining whether or not to acquire new properties, we expect that our Directors will undertake and review studies of prospective properties, which could include, among other things,  an investigation of geology, access, mining infrastructure availability, proximity of metallurgical facilities, metals prices, property acquisition costs, environmental restrictions, and ease of permitting.  Should our Directors determine that any such investigated property shows potential value and/or merit, we anticipate that the Directors would arrange for a personal visit  to the property to verify the matters identified in the studies.

Subject to receipt of sufficient proceeds from our offering, we expect to commence Phase 1 of our exploration program within the 2006 calendar year, and we anticipate that Phase 1 will be concluded within three months after commencement. If we are financially in a position to do so, during the next twelve (12) months, we plan to undertake the following courses of action in order to explore the Subject Claims:

First, we will seek to obtain a work permit (the “Permit”)from the United States Forest Service, Jefferson Ranger District, Whitehall, Montana, in order to conduct Phase 1 of our exploration program.  We previously submitted our application for the Permit in September 2005 and have paid the all of the costs thereof.   We have recently received the Permit. The issuance of the Permit was a prerequisite to our ability to commence any mechanical stripping, road building or other major disturbance on the Property.

Second, we intend to conduct Phase 1 of our exploration program in accordance with the recommendations set forth in the report of RPA.  Phase 1 of our exploration program will include the cleaning out and shoring up of the existing hillside tunnels that were excavated in the past, the digging of trenches and pits throughout the earth overlaying the bedrock in order to expose the bedrock, the collection of bedrock samples and analysis (assaying) of these samples, the repair of the road leading to the Property, surveying and engaging a geologist or a mining engineer to report

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on the rock structures, bonding and reclamation of any disturbed areas.  We estimate that it will cost approximately $140,000 and take about three (3) months to conduct our Phase 1 exploration program.  We will be able to conduct our Phase 1 exploration program if the minimum number of shares are sold in this offering.  Assuming that the minimum number of shares are sold in this offering, we hope to commence the Phase 1 exploration program within the 2006 calendar year and, we anticipate that it will be completed within three (3) months after commencement.

Third, after completion of Phase 1 of our exploration program, we intend to assess and analyze the results from Phase 1 of our exploration program to determine whether or not to proceed with the Phase 2 exploration program.  We estimate that it will cost approximately $2,000 to analyze the results of Phase 1 of our exploration program, and that it will take about two (2) weeks to conduct such analysis.  We anticipate that we will have  sufficient funds to enable us to analyze the results of the Phase 1 exploration program if the minimum number of shares are sold in this offering.

Fourth, if the preliminary results of Phase 1 of our exploration program show the results indicated above, then we intend to obtain a second work permit (the “Second Permit”) from the United States Forest Service, Jefferson Ranger District, Whitehall, Montana, in order to conduct Phase 2 of our exploration program.  Phase 2 of our exploration program will include a drilling program.  We estimate that it will cost approximately $5,000 and take approximately two (2) weeks to prepare and submit the application for the Second Permit.  If justified, we anticipate that we will file for the Second Permit application within thirty (30) days after we obtain our Phase 1 results, and we hope that the Second Permit will be issued within seven (7) months after the submission of our application. In the event that we receive only the minimum proceeds of our offering, we will not have sufficient funds to proceed with Phase 2 of our exploration program and therefore, we may not be in a position to submit an application for the Second Permit unless we raise additional capital.

Fifth, if the preliminary results of Phase 1 of our exploration program show the results indicated above and if we are able to obtain the Second Permit, we intend to conduct Phase 2 of our exploration program.  The Phase 2 exploration program will consist of drilling holes into the bedrock and the examination and analysis of the bedrock samples collected from the drilled holes in order to determine the geology and identify the presence, if any, of gold beneath the surface of the bedrock. We estimate that it will cost approximately $140,000 to complete a portion of the Phase 2 exploration program and $340,000 to complete the entire Phase 2 exploration program.  We anticipate that it will take about three (3) months to conduct the Phase 2  exploration program.  If we sell at least 70,000 shares in this offering, we will be able to conduct at least half of the Phase 2  exploration program.  If we sell at least 140,000 shares in this offering, we will be able to conduct the entire Phase 2 exploration program.  If warranted and assuming that we have sufficient financial resources, we anticipate that we would commence Phase 2 of our exploration program during the calendar year 2007 and anticipate that it will be completed within three (3) months after commencement.

To date, our founders have contributed capital to us in an aggregate of $50,000, in exchange for which we have issued an aggregate of 500,000 shares of our common stock.

Since our inception, we have not generated any revenues, and we have incurred losses.  We have not yet commenced operations, and our auditors have, as part of their report on our financial statements, included a “going concern opinion”.  A “going concern opinion” expresses substantial doubt as to our ability to

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continue as a going concern.  We are entirely reliant upon receipt of at least the minimum proceeds of our offering to commence our proposed operations.

Nearly all of our current liabilities consist of legal expenses and audit fees that are being incurred in connection with this offering.  As shown in the table above, the Company estimates that its legal fees and audit expenses associated with this offering will be approximately $64,000. Of the foregoing $64,000 amount, the Company estimates that its legal fees will comprise $35,000.  Certain of our officers and directors have verbally expressed a willingness to assume the responsibility for the payment of such legal fees and audit expenses if we are unable to pay same.  If, any of our officers and directors pay such legal fees and audit expenses we will be obligated to reimburse them when, if ever, we have sufficient funds to do so.  If 40,000 or more shares are sold in this offering, we will pay our legal expenses and audit fees or, if applicable, reimburse our officers and directors that have paid them.

As of September 30, 2006, we had cash on hand in the amount of $8,478.00

During the nine month period ended September 30, 2006, Sterling Portfolio, a corporation wholly owned by Arnold T. Kondrat, the owner and holder of ninety percent (90%) of our outstanding shares of common stock, loaned us $36,628.  The loan is non-interest bearing, is re-payable upon demand and is unsecured.  We used the proceeds of the loan to pay certain fees that were due from us to our auditor.  We do not intend to use any of the proceeds of this offering to repay the loan.

Assuming that we do not receive any proceeds from the sale of our shares from this offering, we anticipate that we will continue undertaking the activities similar to those very limited activities that we have undertaken from our inception.  In that event, we believe that our cash requirements for the next twelve months would be approximately $50,000.  If we do not receive any proceeds from the sale of our shares from this offering, we believe that our shareholders may be willing to loan or otherwise provide us sufficient funds to enable us to continue to operate for the next twelve months.  We are not certain, however, that our shareholders will agree to loan or otherwise provide such funds to us, and if such funds are loaned or otherwise provided, we are not certain of the terms associated therewith.  Other than funds from our shareholders, we are unable to determine whether any other source of funds may be available to us to allow us to obtain the amounts necessary to sustain our operations for the next twelve months without the receipt of proceeds from the sale of our shares from this offering.  If, we do not receive any proceeds from the sale of our shares from this offering and if the funds we require are not available when we need them from other sources, we may be forced to terminate our business.  We have not made any determination as to what we would do if we were required to terminate our business operations, and we have not entered into nor do we presently intend to enter into any negotiations, understandings, or agreements, preliminary or otherwise, to acquire or be acquired in a merger or reverse acquisition.

We have not had any revenues since inception, and our ability to continue as a going concern is dependent upon receipt of sufficient proceeds from this offering and shareholder loans.  If we do not obtain sufficient proceeds from this offering or obtain loans from our shareholders or other parties, we will exhaust our limited financial resources before our business objectives can be accomplished.  Although our majority shareholder has indicated a general willingness to provide a limited amount of loans, we have not negotiated any terms or conditions related thereto nor are we able to provide any assurance that any such loans will be made available by our majority shareholder.  Likewise, we do not have any binding commitment from our majority shareholder or from any other party whatsoever as to the provision of any loan, and we can provide no assurance that we will be able to obtain a loan when and if funds are needed.

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Until we receive proceeds from this offering, we intend to continue undertaking activities similar to those very limited activities that we have undertaken since our inception.  From inception we negotiated and concluded the Option Agreement and we engaged RPA to prepare a technical report on the Delmoe Lake Property.

In summary, if we receive the proceeds of the sale of the minimum number of our shares from this offering, we expect that we will only be able to continue undertaking activities similar to those very limited activities we have undertaken since our inception, namely, refinement of our business plan and to undertake our Phase 1 exploration program in accordance with the recommendations of RPA.

If we are able to sell at least 70,000 shares in connection with this offering, we intend to conduct our Phase 1 exploration program in accordance with the recommendations of RPA, and we plan to commence a portion of our Phase 2 exploration program, provided that the geological results from the Phase 1 exploration program support further exploration.

In the event we sell 140,000 share or more, up to the maximum offering of 200,000 shares of our common stock, we intend to complete Phase 1 of our exploration program in accordance with the recommendations of RPA, undertake a full Phase 2 drilling program, provided that the geological results from the Phase 1 exploration plan support further exploration and thereafter, we anticipate that we use any remaining proceeds to assess and acquire new properties.  No such properties have yet been identified and if acquired are expected to be part of an arms length transaction with non-affiliates of the Company.

If we sell less than the maximum amount of our shares offered in connection with this offering, we may not have sufficient funds to complete any or all of our objectives described above, and we anticipate that our operations, if any, related to these activities may be hampered by our limited resources.

Furthermore, we can provide no assurance that the accomplishment by us of less than all of our objectives will produce any meaningful benefit for us.  In that regard, if we are only partially able to meet our objectives, we may not have a viable business and we may be forced to terminate our operations.  Likewise, to the extent that we require funds in excess of the amounts we have anticipated, we may not be able to obtain such funds and we may be forced to terminate our business.

Other than the foregoing, we do not expect to purchase or sell any significant equipment and do not expect any significant changes in the number of our employees.

PROPOSED BUSINESS

Our plan is to commence our Phase 1 exploration program within the 2006 calendar year and, subject to receipt of sufficient proceeds from our offering, we anticipate that Phase 1 will be concluded within three (3) months after commencement. We anticipate that one or more of our Directors will oversee much of the exploration work which is expected to include up-grading the access road, cleaning out ditches and trenches, cleaning out and securing the existing hillside tunnels that were used to gain access to the mineralized rock and reclaiming and cleaning up other ground disturbances to the satisfaction of the United States Forest Service. If Phase 1 of our exploration program is successful, we expect to proceed with a Phase 2 of our exploration program during 2007.   If we commence Phase 2 of our exploration program we may, prior to the completion of Phase 2 of our exploration program, determine that Commercial Viable gold deposits do not exist within the Subject Claims in which event we anticipate that we will end Phase 2 of our exploration program.  Even if we commence and complete Phase 2 of our exploration program , we may not be able to

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determine if Commercially Viable gold deposits exist within the Subject Claims or if additional exploration is required to make such determination. Our Directors, each of whom has mining expertise, will assess and review the results, data and analyses derived from our Phase 1 and Phase 2 exploration programs and determine whether to continue or terminate the Option Agreement, to continue or terminate any  exploration and development of the Subject Claims, halt operations and wait for our economic conditions to improve, dispose of our interests in the Option Agreement to the highest bidder, or sell a portion of our  interests in the Option Agreement to a joint venture partner with the necessary expertise, staff, organization and financial resources to develop the Subject Claims to the mining stage.

The undertaking of Phase 1 and Phase 2 of our proposed exploration program involves numerous hazards and risks, such as the potential for cave-ins, environmental pollution liability and the potential for personal injuries. Due to our limited financial resources, we do not maintain any insurance against the hazards of mineral exploration, and we do not expect to obtain any such insurance in the foreseeable future. Pursuant to the terms of the Option Agreement, we are required, and intend to obtain all risk liability insurance policies to protect us and the Claim Owner for risks other than mineral exploration hazard risks.

Future Plans

We intend to search for additional properties of merit whenever funding is available for such searches. Our searches will be conducted in areas thought to be conducive for discovery of mineral occurrences and development thereof, and we will try to obtain rights similar to the Option Agreement to conduct  exploration or development so long as any such identified property can be acquired at a cost deemed by us to be reasonable and provided that the anticipated costs of development and exploration of such properties can be undertaken at a relatively low cost.  While we would prefer to undertake any such additional exploration on our own, our decision to raise additional capital or seek a joint venture partner depends upon the type of property available and the terms of any such funding.  Furthermore, although we anticipate that we may use proceeds from this offering to explore  properties other than the Property, we do not anticipate that we will undertake any additional exploration if it would hamper our Phase 1 and Phase 2 exploration plans.

Agreements

The Amended and Restated Mining Exploration and Option Agreement (the “Option Agreement”)

Our entire business plan is based upon the Option Agreement.  The Option Agreement, which was originally dated April 29, 2005, was amended and restated on March 30, 2006.  A memorandum of our Option Agreement has been recorded in the public records of Jefferson County, Montana.  The Option Agreement grants us exploration and mineral rights on the Property (the “Exploration and Mineral Rights”).  The Exploration and Mineral Rights provide us the exclusive right to enter the Property for the purpose of exploring and developing the Subject Claims, as well as removing and selling for our own account any and all minerals, mineral substances, metals ore bearing materials and rocks of any kind. The Option Agreement also grants us an option (the “Option Right”) to purchase the Claim Owner’s rights to the Subject Claims for a total of $1,000,000, excluding therefrom the right of the Claim Owner to receive a two percent (2%) royalty on the net revenues generated from the sale of any metals recovered from the Subject Claims (the “Net Smelter Return”).  In the event that we exercise the Option Right, all annual payments and royalty payments under the Option Agreement will be credited against the $1,000,000 purchase price.  The Option Agreement also grants us a right of first refusal (the “Right of First Refusal”) to purchase the rights of the Claim Owner to the Net Smelter Return in the event that the Claim Owner receives a bona fide offer from a third party to purchase such rights. We made an initial payment of $7,500 upon execution of the Option Agreement and

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have also made an additional payment of $7,500 which was due on or before the first anniversary date of the Option Agreement.  In order to maintain our Exploration and Mineral Rights, we must make the following annual payments to the Claim Owner: $10,000 is due on each the second and third anniversary dates of the Option Agreement, and $15,000 is due on every subsequent anniversary date of the Option Agreement until the $1,000,000 purchase price for the Subject Claims are paid or the Option Agreement is terminated or cancelled.  In addition to the foregoing payments, we must pay the Net Smelter Return (i.e., an annual amount equal to 2% of the net revenues generated from the sale of the metals recovered from the Subject Claims, if any). In the event the Claim Owner notifies us that we have breached a term, condition or covenant of the Option Agreement (other than the payment of monies due and payable under the Option Agreement), then we have at least sixty (60) days (twenty (20) days for any monetary payment obligation) to cure any such breach.  If we cannot cure, or begin to cure, any such breach within the cure period, then the Claim Owner can terminate the Option Agreement. We also have the right to terminate the Option Agreement at any time, and so long as the termination date is before August 1 of any calendar year, then we do not have to pay the Annual Maintenance Fee to the to the United States Department of the Interior, Bureau of Land Management.  However, we also have the right to assign all or any of our rights in and to the Option Agreement with the consent of the Claim Owner, which consent cannot be unreasonably withheld.  In the event that we determine that there is no viable commercial production from the Subject Claims, we might sell our rights under the Option Agreement, in which event we may use any compensation derived from such sale to fund potential acquisition  and exploration opportunities as to other properties. We have attached the Option Agreement and the Memorandum thereof as an exhibit to this prospectus.

Report on the Delmoe Lake Property

We engaged RPA to prepare a technical report on the Delmoe Lake Property for us in conformity with Security Exchange Commission guidelines for a description of property by issuers engaged or to be engaged in significant mining operations.  Nathan Eric Fier, CPG, P.Eng., a Consulting Geologist and Mining Engineer associated with RPA, is the author of the technical report.

A summary of the information included as part of the technical report is as follows:

The 120 acre Delmoe Lake Property is located in southwest Montana approximately 25 miles east of Butte in Sections 14 and 15, T3N, R6W in the Homestake Mining District, Jefferson County.

In September of 1981, Noranda Exploration Company (‘Noranda”) conducted surface and underground channel sampling of the old tunnels and pits on the Property.  The results of the chemical analyses (assays) were as follows:

Sample #	Location	Length (ft)	Gold (ppm)	Silver (ppm)
9301	underground tunnel	3.0	16.0	12.0
9302	underground tunnel	2.0	7.0	5.4
9312	solid rock exposed on the surface	3.0	6.0	13.0

The assay laboratory that performed the analyses for Noranda was their own in-house assay laboratory located in Vancouver, Canada. We do not know the analytical method that was used by the Noranda laboratory to assay the samples and we are unaware of the charge weights and detection limits associated with the assay techniques that were performed on the samples.

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Later in 1992, Independence Mining conducted surface and underground channel sampling of the same tunnels and pits on the Property that were sampled by Noranda.  The results of the chemical analyses (assays) were as follows:

Sample #	Location	Length (ft)	Gold (ppm)	Silver (ppm)
DL92-850	solid rock exposed on the surface	3.0	0.23	2.9
DL92-860	surface pit	2.0	14.30	10.0
DL92-860	re-assay	n/a	14.20	N/R
DL92-861	underground tunnel	3.0	0.004	0.6

The assay laboratory that performed the analyses for Independence Mining on October 5, 1992 was SVL Analytical, Inc., 1 Government Gulch, Kellog, ID 83837.  The analytical method used by the laboratory to assay the samples was fire assay with an AA finish.  We are unaware of the charge weights and detection limits associated with the assay techniques that were performed on the samples.

The Delmoe Lake property is located on the southeast flank of the Boulder Batholith. A major northeast-southwest trending fault line is immediately adjacent to the mineralized area.  Northeast-southwest trending fault lines appear to be a main controlling trend for mineralization in Montana and Idaho.

A series of quartz veins can be traced on surface for a distance of approximately 4,000 feet.  The host rock is a massive quartz monzonite to granodiorite.  Alteration is minimal with minor bleaching and the introduction of or replacement by silica of the wall rocks adjacent to mineralized veins.

The U.S. Geological Survey completed an aeromagnetic geophysical survey for southwest Montana in 1964-65.

The property is considered to be at the grass-roots exploration stage.  The proposed Phase 1 budget for Delmoe Lake is based on defining drill targets with an expenditure of $134,000.  Work should include surface geologic mapping, sampling, survey control, access road repair, rehabilitation of hillside tunnels that were created to gain access to the mineralized deposits, and digging ditches and/or trenches with subsequent mapping, sampling and analysis, soil survey, permitting and bonding for the work program. Contingent upon the completion of our Phase 1 exploration program and subject to receipt of appropriate results therefrom, our Phase 2 exploration program may be warranted, the  estimated cost of which will range from $140,000, if only approximately one half of the entire Phase 2 exploration program is undertaken to $340,000 if the entire Phase 2 exploration is undertaken.

Employees

We currently have no full-time employees.  Our only employees are, Lloyd J. Bardswich (Joe) who serves as a director and our  president and treasurer; Kitt M. Dale who serves as a director; and Samuel Lee Henry who serves as a director and our secretary.

We expect that Mr. Bardswich will spend as much as 20 hours each week in attending to our business affairs, but Mr. Bardswich is not obligated to do so.  We expect that Mr. Bardswich will also be engaged as a consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary.  We believe that the time Mr. Bardswich intends to devote to our business affairs, along with the time to be provided to us by our

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other employees, will initially be adequate for us to implement our plan of operations. As our business develops and as our financial resources permit, we intend to hire such additional staff as may be necessary to further develop and implement our plan of operations.

We expect that Mr. Dale will spend as much as 5 hours each week in attending to our business affairs, but Mr. Dale is not obligated to do so.  We expect that Mr. Dale will also be engaged as a consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary. Such other business activities may be considered a conflict of interest because Mr. Dale must continually make decisions on how much of his time he will allocate to our business as against his other business projects, which may be competitive to our business, or where he will allocate new business opportunities.

We expect that Mr. Henry will spend as much as 5 hours each week in attending to our business affairs, but Mr. Henry is not obligated to do so.  We expect that Mr. Henry will also be engaged as a consultant to third-party companies engaged in mining businesses that may be competitive to us and that he will devote such portion of his time to such other activities as he may deem necessary.

Facilities

The Company's principal executive offices are located at 1 Alder Gulch Road, Virginia City, Montana 59755; telephone (406)843-5383.  We do not own an interest in the real property where our principal executive offices are located.

MANAGEMENT

Executive Officers and Directors

The following sets forth certain information with respect to our executive officers and directors.  Each director holds such position until the next annual meeting of our shareholders and until his respective successor has been elected and qualifies.

Name	Age	Positions
Lloyd J. Bardswich	61	Director, President, Treasurer and Chief Financial Officer
Kitt M. Dale	45	Director
Samuel L. Henry	32	Director and Secretary

Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock.  Officers are elected annually by the Board of Directors.  Any of our officers may be removed with or without cause at any time by our Board of Directors.

Mr. Bardswich is one of our founders and has held his positions with us since our inception.

Mr. Bardswich is one of our Directors and serves as our corporate President, our Treasurer and our Chief Financial Officer.

Mr. Bardswich holds a B.A. Sc. from the University of Windsor, Ontario Canada and a M.Eng (Mining) degree from McGill University, Montreal Canada.  From 1994 through November 1, 2005,  Mr. Bardswich has been the president and general manager of Madison Mining Corporation, a private Montana corporation,

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which owns a cyanide permitted gold mine and mill in Madison County, Montana. Also, since 1999 through November 1, 2005, Mr. Bardswich served as a mining consultant to Vertical Investments (located in Zimbabwe), Shadow Gold (located in Mali) and Cline Mining (located in Ontario) and a variety of other junior gold mining and gold exploration companies, and has also been the president and director of BRC Diamond Corporation, a publicly held company that trades on the Toronto Venture Exchange under the symbol “BRC.”  From December 2004 to May 1, 2006, Mr. Bardswich served as a director of United Bolero Development, a publicly held company that trades on the Toronto Venture Exchange under the symbol “UNB.”  From early 2006 to May 1, 2006, Mr. Bardwich served as the President of Montana Molybdenum Corporation, which operated a molybdenum mine in Lewis and Clark County, Montana.

Mr. Bardswich does not devote his entire time to us.  He does intend to regularly discuss our affairs and to review the status of our business operations.  We anticipate that Mr. Bardswich will devote up to 20 hours per week to our business affairs.  Any conflicts of interest that arise affecting Mr. Bardswich and us will be resolved by him in a manner that he deems will be fair.  You may not agree with his determination.  If you have any doubt about the abilities or integrity of Mr. Bardswich, you should not purchase any shares.

Mr. Dale is one of our Directors.

Kitt M. Dale holds a Bachelors of Science (Mining Engineering) from Montana College of Mineral Science and Technology, Butte, Montana.  For the past five (5) years, Mr. Dale has been the owner and operator of Indian Hay Ranch located in Sheridan, Montana, which is a producer of beef and specialized agricultural products related to the beef industry.  From late 1998 to February 2003, Mr. Dale served as a consulting mining engineer for M3 Engineering and Technology Group, Inc., which is a full service engineering and architectural design company headquartered in Tucson, Arizona. Since February 2003, Mr. Dale has also served as a part time consulting engineer to Barrick Gold (the world’s largest producer of gold), Kennecott Utah Copper Company (the world’s largest open pit copper mine located west of Salt Lake City Utah), and the Ascentis Operations Company (an affiliate of Ausenco Limited, one of Australia’s premier engineering and project management companies specializing in the design, building, extension and refurbishment of mineral processing plants worldwide).

Mr. Dale does not devote his entire time to us.  He does intend to regularly to discuss our affairs and to review the status of our business operations with Mr. Bardswich and Mr. Henry.  We anticipate that Mr. Dale will devote up to 5 hours per weeks to our business affairs.  If you have any doubt about the abilities or integrity of Mr. Dale, you should not purchase any shares.

Mr. Henry is one of our Directors and serves as our corporate Secretary.

Mr. Henry holds an Associates degree in Business from the University of Montana, Western in Dillon, Montana.  From May 1997 through March 16, 2004, Mr. Henry was a  project supervisor with Moen Builders and M&W Milling and Refining located in Virginia City, Montana and which are owned by the same individuals. Moen Builders and M&W Milling and Refining build mining equipment, operate small gold mines and operate a mill and refinery in Madison County, Montana. From May 17, 2004 though May 1, 2005, Mr. Henry served as a project supervisor for ORO Management which owns and operates a placer gold mine in Madison County, Montana.  From May 1, 2005 to the present, Mr. Henry has been a construction supervisor for 3 Rivers Communication located in Ennis, Montana, which is a telecommunications company.

Mr. Henry does not devote his entire time to us.  He does intend to regularly to discuss our affairs and to review the status of our business operations with Mr. Bardswich and Mr. Dale.  We anticipate that Mr. Henry

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will devote up to 5 hours per weeks to our business affairs.  If you have any doubt about the abilities or integrity of Mr. Henry, you should not purchase any shares.

Executive Compensation of our Executive Officers

We have no agreements relating to compensation with Mr. Bardswich, with Mr. Dale or with Mr. Henry.  We have in the past, and anticipate that we will in the future, compensate Mr. Bardswich, Mr. Dale and Mr. Henry, on a consulting basis in accordance with industry standard rates for the work provided to us.

Any compensation of our executive officers will be determined by our Board of Directors.  Our executive officers have verbally agreed to defer the payment of any compensation from us as an executive officer until such time, if any, that we obtain sufficient capital through this offering or otherwise.

Other than in connection with the payment for work performed on a consulting basis by Mr. Bardswich, Mr. Dale and Mr. Henry as part of our Phase 1 and Phase 2 exploration programs or in connection with the development assessment of other properties and to reimburse our executive officers for expenses paid by them in connection with our Phase 1 and Phase 2 exploration programs or in connection with this offering, we do not intend to use any of the proceeds of this offering to compensate our executive officers. (See note 4 to the tables included in the section entitled “Use of Proceeds”).

We do not have any written procedures in place to address conflicts of interest that may arise as a result of their outside business interests.  Any such conflicts of interest that arise will be resolved by the executive officer himself in a manner that he deems will be fair.  You may not agree with his determination.  If you have any doubt about the abilities or integrity of any of the executive officers, you should not purchase any shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 30, 2006, there are 2 holders of record of our common stock.  The following table sets forth certain information as of September 30, 2006 with respect to any person who is known to us to be the beneficial owner of more than 5% of our common stock, which is the only class of our outstanding voting securities and as to each class of our equity securities beneficially owned by our directors and officers and directors as a group:

Name of Beneficial Owner	Amount of Shares Beneficially Owned	Approximate Percent of Class
Arnold T. Kondrat 1 First Canadian Place Suite 7070 Toronto, Ontario M5X 1E3 Canada	450,000	90.0%
Lloyd J. Bardswich 1 Alder Gulch Road Virginia City, Montana 59755	50,000	10.0%
Officers and Directors as a Group (1 person)	50,000	10.00%

<Page 35>

CERTAIN TRANSACTIONS

On March 24, 2005, the date of our formation, we issued an aggregate of 500,000 shares of our common stock to Arnold T. Kondrat and Lloyd J. Bardswich. Arnold T. Kondrat paid $45,000 for 450,000 shares and Lloyd J. Bardwich paid $5,000 for 50,000 shares.  Each of Arnold T. Kondrat and Lloyd M. Bardswich purchased ten (10%) percent or more of our common stock and, in addition to having so purchased our common stock have taken the initiative in founding and organizing our business and are referred to as our founders herein.  Pursuant to Rule 405 of Regulation C under the Securities Act, each of Arnold T. Kondrat and Lloyd J. Bardswich are deemed to be promoters.

During the nine month period ended September 30, 2006, Sterling Portfolio, a corporation which is wholly owned by Arnold T. Kondrat, loaned us $36,628.  Arnold T. Kondrat is one of our shareholders, and owns 450,000 (90%) of our shares.  Arnold T. Kondrat is not one of our directors or officers.  The terms of the loan and the purposes for which it was used are discussed hereinabove in the section entitled “Management’s Plan of Operation.”

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 1,500,000 shares of common stock, par value $.0001 per share, and 500,000 shares of preferred stock, par value $.0001 per share.

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts, if any, as our Board of Directors from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.  Holders of the common stock are not entitled to preemptive rights, and the common stock is not subject to conversion or redemption.

The holders of our securities described under the caption “Security Ownership of Certain Beneficial Owners and Management”, above, one of which is one of our director and an executive officer, own all of our outstanding common stock.  These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws, and the approval of significant corporate transactions such as a merger or sale of our assets.  In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

Our preferred stock may be issued from time to time in one or more series, and each of such series will have distinctive serial designations in such manner as is determined by our Board of Directors.

Each series of preferred stock may be of such number of shares and may have such rights and preferences, including but not limited to special voting rights, redemption rights, conversion rights, dividend rights, liquidation rights, other relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be stated in the resolution of our Board of Directors providing for the issuance of such preferred stock.

<Page 36>

Control-Share Acquisitions and Affiliated Transactions

We may become subject to the control-share acquisition and affiliated transaction provisions of the Florida Business Corporation Act.  Those provisions could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.  Those provisions may also discourage bids for our common stock at a premium over the market price.

Transfer Agent

We intend to engage Florida Atlantic Stock Transfer Company, Inc., 7130 Nob Hill Road, Tamarac, FL 33321 whose telephone number is (954)726-4954 as the transfer agent for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been any public market for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices, if any, of our common stock and could impair our future ability to raise capital through the sale of equity securities.  All of the shares that are owned by Arnold T. Kondrat and Lloyd J. Bardswich are presently eligible for sale pursuant to the provisions of Rule 144.

In general, under Rule 144, any person who owns shares that were acquired from us at least one year prior to the proposed sale is entitled to sell, within any three month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•

1% of the number of shares of our common stock then outstanding or

•

the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Shares that were acquired from us at least two years prior to the proposed sale may generally be sold by non affiliates without restriction.  Any shares purchased by our affiliates in this offering and subsequently publicly sold by those affiliates will not be subject to the one year holding period.  Sales under Rule 144 are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Each of Arnold T. Kondrat and Lloyd J. Bardswich are deemed to be affiliates of the Company.

Pursuant to the provisions of Rule 144, beginning ninety (90) days after the date of this prospectus and continuing until ninety (90) days after Arnold T. Kondrat is no longer deemed to be an affiliate of the company Arnold T. Kondrat is entitled to publicly sell, within any three month period a number of shares of common stock that does not exceed the greater of (i) 1% of the number of shares of our common stock then outstanding; or (ii) the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.  Based upon the foregoing, and without giving effect to the issuance of any of our common stock pursuant to this offering or otherwise, beginning ninety (90) days after the date of this prospectus Arnold T. Kondrat is  entitled to publicly sell 5,000 shares within any three-month period.

<Page 37>

Pursuant to the provisions of Rule 144, beginning ninety (90) days after the date of this prospectus and continuing until ninety (90) days after Lloyd J. Bardswich is no longer deemed to be an affiliate of the company Lloyd J. Bardswich is entitled to publicly sell, within any three month period a number of shares of common stock that does not exceed the greater of (i)1% of the number of shares of our common stock then outstanding; or (ii)the average weekly trading volume of the common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.  Based upon the foregoing, and without giving effect to the issuance of any of our common stock pursuant to this offering or otherwise, beginning ninety (90) days after the date of this prospectus Lloyd J. Bardswich is entitled to publicly sell 5,000 shares within any three-month period.

PLAN OF DISTRIBUTION

Our Offering

We are offering 200,000 shares on a “best efforts” basis.  Unless we receive paid subscriptions for at least 40,000 shares by November 30, 2006, no shares will be sold and all proceeds will be promptly returned to subscribers without interest.  If we sell at least 40,000 shares by that date, we may extend our offering until the earlier of December 31, 2006 or such time that all 200,000 shares are sold.  The minimum purchase is 1,000 shares.  There is no limit on the number of shares that may be purchased by our two founders or our management, whether in connection with the sale of at least 40,000 of our shares or otherwise.  Purchases by our two founders or management, if any, must be made with investment intent and must be made on the same terms and conditions as purchases are made by public investors.

We are making the offering through our President, who will not be compensated for offering the shares.  However, subject to the limitation described under “Use of Proceeds,” we will reimburse him for all expenses incurred by him in connection with the offering.  Because we are offering the shares through our President without the use of a professional securities underwriting firm, there may be less due diligence performed in conjunction with this offering than would be performed in the event of an underwritten offering.

With respect to the offering, the President will be relying on the safe harbor exemption from broker dealer registration that is  set forth in Rule 3a4-1 under the Securities Exchange Act of 1934. The President is eligible to rely on the safe harbor exemption because (i) he is not subject to statutory disqualification, (ii) he is not being compensated for offering the shares, (iii) he is not an associated person of a broker dealer, (iv) after the offering, the President will primarily perform substantial duties for the Company that are unrelated to this offering, (v) he was not a broker, dealer or an associated person of a broker dealer within the past 12 months and (vi) he will not participate in selling or offering of securities of any other issuer more than once every 12 months.

The public offering price for the shares was determined solely by us and may be substantially higher than the prices that will prevail in the trading market, if one develops. Among the factors we considered in determining the public offering price were the absence of a record of operations, our current financial condition, our future prospects, the inexperience of our management, and the general condition of the equity securities market.

We initially intend to offer our shares in the states of Florida and New York, although we may expand our offering to other states.  We intend to solicit investors only through personal contacts and not with direct mailings.  Except for this prospectus, we do not intend to use any sales materials in promoting this offering.

<Page 38>

Our officers, directors, employees and affiliates may purchase shares in this offering.  Even though our officers, directors, employees and affiliates may purchase shares in this offering, (i) no offers for purchase or sale of shares will be made prior to the filing of this registration statement, (ii) any offers for purchase and sale of shares will be made only with the prospectus, and (iii) no funds have or will be committed or paid prior to the effective date of this registration statement.

Prior to this offering, there has been no market for our common stock. Our common stock is not and has not been listed or quoted on any exchange or quotation system. In order for our common stock to be quoted on the OTC Bulletin Board, a market maker must agree to file an application with the National Association of Securities Dealers. If any such application for quotation were to be filed, it is possible that such application may not be approved, and even if such application were approved, it is possible that a regular trading market will not develop or that if such a trading market were to develop it is possible that it will not be sustained. We have not yet made a determination of whether or not we will seek to have our common stock quoted on the OTC Bulletin Board, and we have not yet entered into any discussions with any market maker regarding the potential quotation of our common stock.  Accordingly, we can provide no assurance that a regular trading market for our common stock will develop or that if such a trading market were to develop that it will be sustained.

If a public market were to develop for our common stock, trading in the common stock may be subject to the requirements of applicable rules under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving the common stock. Those rules require the delivery, prior to any transaction in the common stock, of a disclosure schedule explaining the penny stock market and associated risks, and impose various sales practice requirements on broker-dealers who sell the common stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit its liquidity.

LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject, or to our knowledge, any proceedings contemplated by governmental authorities.

INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act.  The Act permits us to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director.  The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with the action, suit or proceeding; provided, however, that the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  We may indemnify officers and directors in an action by us

<Page 39>

or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Edward H. Gilbert, P.A. to the extent set forth in that firm’s opinion filed as an exhibit to the registration statement. Edward H. Gilbert is the sole owner of Edward H. Gilbert, P.A.  Neither Mr. Gilbert nor Edward H. Gilbert, P.A. owns any of our shares.  Mr. Gilbert is not one of our officers, nor is he a director.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement for the year ended December 31, 2005 have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form SB-2 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read the registration statement and other materials we file with the SEC at the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  Copies of the registration statement and other materials we file with the SEC may be obtained from the Public Reference Section upon payment of the prescribed fees therefor. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

<Page 40>

Upon the effectiveness of the registration statement of which this Prospectus is a part, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports and other information with the SEC.

We intend to furnish our stockholders with annual reports containing audited financial statements.

<Page 41>

Gentor Resources, Inc.

(An Exploration Stage Company)

Financial Statements

December 31, 2005

<Page 42>

Gentor Resources, Inc.

(An Exploration Stage Company)

<Page 43>

Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders of

Gentor Resources, Inc.

(An Exploration Stage Company)

We have audited the balance sheet of Gentor Resources, Inc. (an Exploration Stage Company) as at December 31, 2005, and the statements of operations and deficit and cash flows for the period March 24, 2005 (date of inception) to December 31, 2005. The financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Gentor Resources, Inc. (an exploration stage company) as at December 31, 2005 and the results of its operations and cash flows for the period from March 24, 2005 (date of inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a net loss of $97,637 for the period ended December 31, 2005 and a Shareholders’ Deficit of $47,637 as at December 31, 2005.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario

March 7, 2006

<Page 44>

Gentor Resources, Inc.

(An Exploration Stage Company)

Balance Sheet

(Stated in US dollars)

As at December 31, 2005

ASSETS
Current
Cash & cash equivalents (note 3)	$19,441
Total Current Assets	$19,441
LIABILITIES
Current
Accounts payable and accrued liabilities	$67,078
Total Current Liabilities	$67,078
SHAREHOLDERS’ DEFICIT
Authorized 1,500,000 Common shares, $0.0001 par value 500,000 Preferred shares, $0.0001 par value
Issued and outstanding
500,000 common shares (note 5)	50
Paid-in capital	49,950
Deficit accumulated during exploration stage	(97,637)
Shareholder Equity (Deficiency)	($47,637)
Total Liabilities and Shareholder Deficit	$19,441

See accompanying summary of accounting policies and notes to financial statements.

<Page 45>

Gentor Resources, Inc.

(An Exploration Stage Company)

Statement of Operations and Deficit

(Stated in US dollars)

For the Period March 24, 2005 (inception)

through December 31, 2005

Expenses
Mineral Properties	$7,500
Consulting fees - related parties	7,400
Consulting fees - others	4,409
Legal, accounting and auditing fees	77,078
General and administrative expenses	1,432
(97,819)
Interest income	182
Net Loss	(97,637)
Deficit, beginning of the period	-
Deficit, end of period	($97,637)
Basic and diluted loss per common share	(0.20)
Weighted aver number of shares	500,000

See accompanying summary of accounting policies and notes to financial statements.

<Page 46>

Gentor Resources, Inc.

(An Exploration Stage Company)

Statement of Cash Flows

(Stated in US dollars)

For the Period March 24, 2005 (inception)

 through December 31, 2005

CASH PROVIDED BY (APPLIED TO):
Operating activities:
Adjustments required to reconcile net loss with net cash used in operating activities
Net loss for the period	($97,637)
Change in non cash working capital balance
Accounts payable and accrued liabilities	(67,078)
(30,559)
Investing activities:
Financing activities:
Common shares issued	50,000
Net increase in cash & equivalents	$19,441
SUPPLEMENTARY CASH FLOW INFORMATION
Cash received for interest	$182

See accompanying summary of accounting policies and notes to financial statements.

<Page 47>

Gentor Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

December 31, 2005

1.

ORGANIZATION AND GOING CONCERN

Gentor Resources, Inc. (“the Company”) was incorporated on March 24, 2005 under the Florida Business Corporation Act.  The Company is an exploration stage company formed for the purpose of prospecting and developing mineral properties.  During the period, the company purchased option agreements to acquire exclusive gold exploration, prospecting and development rights and privileges to six (6) unpatented mining claims (“the Mining Claims”), located in the Jefferson County, State of Montana.  To date, the Company’s activities have been limited to its formation and the raising of equity capital.  At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has a net loss from operations of $97,637 for the period ended December 31, 2005 and a shareholders’ deficit of $47,637 as at December 31, 2005.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditure, working capital and other cash requirements for the year ending December 31,2006.

The Company’s continued existence is dependent upon it emerging from the exploration stage, obtaining additional financing to continue operations, explore and develop the mining properties and the discovery, development and sale of ore reserves.

The Company plans to apply for an SB-2 Registration Statement and intends to raise additional funding through public or private place offerings.  Funding may not be available at all or at terms that are acceptable to the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the company to continue as a going concern.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

CASH AND CASH EQUIVALENTS

Cash and equivalents consist of bank balances and other short term, highly liquid instrument with maturity of three months or less at the time of issuance.

b)

USE OF ESTIMATES

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period.  Actual results could differ from management’s best estimates as additional information becomes available in the future.

<Page 48>

c)

MINERAL PROPERTIES

The Company holds option agreements to acquire exclusive gold exploration, prospecting and development rights and privileges to six (6) unpatented mining claims (“the Mining Claims”), located in the Jefferson County, State of Montana. Under the mining exploration and option agreement signed on April 29, 2005,the Company holds the exclusive option to purchase the Mining Claims for a total cash consideration of One million United States dollars ($1,000,000) (“the purchase price”) subject to a 2% Net smelter return royalty. A option payment of $7,500 was made upon execution of the option agreement on April 29, 2005 and an additional payment of $7,500 is due on the first anniversary date of signing the option agreement and $10,000 per year for the second and third anniversary dates of signing and then $15,000 per year thereafter until the purchase price has been paid, unless the agreement is terminated or cancelled. In the event the option to purchase is exercised, all annual payments and/or royalty production payments will be credited against the purchase price.

Annual option payments towards the Mining Claims are expensed until such time as the properties have proven reserves when these amounts will be capitalized under mineral properties. The Company is also required to pay $750 for annual maintenance fee.

d)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments.  The fair value of its financial instruments approximates their carrying values, unless otherwise noted.

e)

INCOME TAXES

Deferred income taxes are reported for temporary differences between items reported in the financial statements and those reported for income tax purposes in accordance with US GAAP, which requires the use of asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and for the tax loss and credits carryforwards.  Deferred tax assets and liabilities are measured using the enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.  The deferred taxes for the company therefore amount to nil at the balance sheet date.

f)

NET LOSS PER COMMON SHARE

Basic EPS is computed by dividing income (loss) attributable to common stockholders by weighted average number of common shares outstanding during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

<Page 49>

g)

FOREIGN CURRENCY TRANSLATION

Foreign currency transactions are translated into US dollars as follows:

At the transaction date, each asset, liability, revenue and expense is translated into US dollars by the use of the exchange rate in effect at that date.  At the year end date, monetary assets and liabilities are translated into US dollars by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in the current income period.

3.

CASH AND CASH EQUIVALENTS

Bank account

$4,266

Cash on short term deposit

$15,175

$19,441

The term deposit matures on January 23, 2006 and bears interest at 2.3%.

4.

RELATED PARTY TRANSACTIONS

As part of initial capitalization of the Company, the founding shareholders subscribed for 500,000 common shares for cash consideration of $50,000.

Consulting fees of $7,400 were paid to a director of the Company.

These transactions are in the normal course of the Company’s operations and were measured at the exchange amount.

5.

SHARE CAPITAL

The authorized share capital of the Company consists of 500,000 preferred shares and 1,500,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote and no holder of the common shares shall be entitled to any right of cumulative voting. Preferred shares may be issued is series with distinctive serial designations.

Currently, the Company has outstanding 500,000 common shares and no preferred shares. These were issued on incorporation March 24, 2005.

6.

INCOME TAXES

The Company uses the liability method, where deferred tax assets are liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amount of assets and liabilities for financial and income tax reporting purposes. During the period from March 24, 2005 (inception) to December 31, 2005, the Company incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carryforward has been fully reserved. The net operating loss carryforward is $97,637 at December 31, 2005, and will expire in the year 2025.

<Page 50>

At December 31, 2005, deferred tax assets consisted of the following:

Net operating losses

$33,196

Less: valuation allowance

(33,196)

Net deferred tax asset

$  -

<Page 51>

Gentor Resources, Inc.

(An Exploration Stage Company)

Financial Statements

(Unaudited)

June 30, 2006

<Page 52>

Gentor Resources, Inc.

(An Exploration Stage Company)

<Page 53>

Gentor Resources, Inc.

(An Exploration Stage Company)

Balance Sheet

(Stated in US dollars)

ASSETS
As at	June 30, 2006 (unaudited)	December 31, 2005 (audited)
Current
Cash & cash equivalents (note 3)	$8,455	$19,441
Total Current Assets	$8,455	$19,441

LIABILITIES
Current
Accounts payable and accrued liabilities	105,910	67,078
Due to related parties (note 4)	25,515	-
Total Current Liabilities	131,425	67,078

SHAREHOLDERS’ EQUITY
Authorized 1,500,000 Common shares, $0.0001 par value 500,000 Preferred shares, $0.0001 par value
Issued and outstanding
500,000 common shares (note 5)	50	50
Paid-in capital	49,950	49,950
Deficit accumulated during exploration stage	(172,970)	(97,637)
Shareholder Equity (Deficiency)	(122,970)	($47,637)
Total Liabilities and Shareholder Deficit	$8,455	$19,441

See accompanying summary of accounting policies and notes to financial statements.

<Page 54>

Gentor Resources, Inc.

(An Exploration Stage Company)

Statement of Operations and Deficit

(stated in US dollars)

As at:	For the six-month period ended June 30, 2006 (unaudited)	For the period from March 24, 2005 (inception) to June 30, 2005 (unaudited)	Cumulative from March 24, 2005 (inception) to June 30, 2006 (unaudited)
Expenses
Mineral properties	$7,500	$7,500	$15,000
Consulting fees - related parties	-	6,000	7,400
Consulting fees - others	-	4,409	4,409
Legal, accounting and auditing fees	64,347	5,564	141,425
General and administrative expenses	3,643	630	5,075
	(75,490)	(24,103)	(173,309)
Interest income	157	34	339
Net Loss for the Period	(75,333)	(24,069)	(172,970)
Deficit, beginning of the period	(97,637)	-	-
Deficit, end of period	($172,970)	($24,069)	($172,970)
Basic and diluted loss per common share	($0.15)	($0.05)
Weighted aver number of shares	500,000	500,000

See accompanying summary of accounting policies and notes to financial statements.

<Page 55>

Gentor Resources, Inc.

(An Exploration Stage Company)

Statement of Cash Flows

(stated in US dollars)

As at:	For the six-month period ended June 30,2006 (unaudited)	For the period from March 24, 2005 (inception) to June 30, 2005 (unaudited)	Cumulative from March 24, 2005 to June 30, 2006 (unaudited)
CASH PROVIDED BY (APPLIED TO):
Operating activities:
Adjustments required to reconcile net loss with net cash used in operating activities
Net loss for the period	($75,333)	($24,069)	($172,970)
Change in non cash working capital balance
Accounts payable	38,832	(2,218)	108,128
Advances	-	(2,218)	(2,218)
	(36,501)	(28,505)	(67,060)
Financing activities:
Due to related parties	25,515	-	25,515
Investing activities:
Common shares issued	-	50,000	50,000
Net increase (decrease) in cash & cash equivalents	($10,986)	$21,495	$8,455
Cash & cash equivalents, beginning of the period	19,441	-	-
Cash & cash equivalents, end of the period	$8,455	$21,495	$8,455
SUPPLEMENTARY CASH FLOW INFORMATION
Cash received for interest	$157	$34	$339

See accompanying summary of accounting policies and notes to financial statements.

<Page 56>

Gentor Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

June 30, 2006

1.

ORGANIZATION AND GOING CONCERN

Gentor Resources, Inc. (“the Company”) was incorporated on March 24, 2005 under the Florida Business Corporation Act.  The Company is an exploration stage company formed for the purpose of prospecting and developing mineral properties.  Since inception, the company purchased option agreements to acquire exclusive gold exploration, prospecting and development rights and privileges to six (6) unpatented mining claims (“the Mining Claims”), located in the Jefferson County, State of Montana.  To date, the Company’s activities have been limited to its formation and the raising of equity capital.  At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business.  As at June 30, 2006, the Company has a loss from operations of $75,333 and an accumulated deficit of $172,970.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditure, working capital and other cash requirements for the year ending December 31, 2006.

The Company’s continued existence is dependent upon it emerging from the exploration stage, obtaining additional financing to continue operations, explore and develop the mining properties and the discovery, development and sale of ore reserves.

The Company plans to apply for an SB-2 Registration Statement and intends to raise additional funding through public or private place offerings.  Funding may not be available at all or at terms that are acceptable to the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.

BASIS OF PRESENTATION

In the opinion of management, these unaudited financial statements of the Company have been prepared on a consistent basis with the December 31, 2005 audited financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2006 and the results and operations and cash flows for the six months period ended June 30, 2006, the period March 24, 2005 to June 30, 2005 and the cumulative period from March 24, 2005 to June 30, 2006 in accordance with generally accepted accounting principles in the United States.  These financial statements should be read in conjunction with the Company’s December 31, 2005 audited financial statements and the notes thereto.

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3.

CASH AND CASH EQUIVALENTS

Bank account

$3,413

Cash on short term deposit

5,042

$8,455

The term deposit matures on July 23, 2006 and bears interest at 2.75%.

4.

RELATED PARTY TRANSACTIONS

During the six month period ended June 30, 2006, a corporation wholly owned by a major shareholder of the Company advanced $25,515 to the Company for working capital purposes.

This advance payable is unsecured, non-interest bearing and payable on demand.

5.

SHARE CAPITAL

The authorized share capital of the Company consists of 500,000 preferred shares and 1,500,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote and no holder of the common shares shall be entitled to any right of cumulative voting. Preferred shares may be issued in series with distinctive serial designations.

Currently, the Company has outstanding 500,000 common shares and no preferred shares. These were issued on incorporation March 24, 2005.

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No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by Gentor Resources, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY

2

RISK FACTORS

7

FORWARD-LOOKING STATEMENTS

14

USE OF PROCEEDS

14

DIVIDEND POLICY

20

DETERMINATION OF OFFERING PRICE

20

DILUTION

20

MINING OPERATIONS DISCLOSURE

21

MANAGEMENT'S PLAN OF OPERATION

23

PROPOSED BUSINESS

29

MANAGEMENT

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

35

CERTAIN TRANSACTIONS

35

DESCRIPTION OF COMMON STOCK

36

SHARES ELIGIBLE FOR FUTURE SALE

37

PLAN OF DISTRIBUTION

38

LEGAL PROCEEDINGS

39

INDEMNIFICATION

39

LEGAL MATTERS

40

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EXPERTS

40

ADDITIONAL INFORMATION

40

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Until __________________, 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Gentor Resources, Inc.

COMMON STOCK

------------------------

PROSPECTUS

 ------------------------

________________   [date]

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by the Registrant in connection with this offering are as follows. All amounts other than the SEC registration fee are estimates.

ITEM	AMOUNT
SEC registration fee	$117.70
Printing	$3,000.00
Legal fees and expenses	$35,000.00
Accounting and auditing fees and expenses	$16,700.00
Blue sky fees and expenses	$5,000.00
Transfer agent fees	$3,000.00
Miscellaneous	$1,500.00
TOTAL	$64,317.70

ITEM 25.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act.  That Act permits the Registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as a an officer or director.  The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The Registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify such person against the expenses which such person actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under a our bylaws, by agreement, vote, or otherwise.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

(a)

On March 24, 2005, the Registrant issued 500,000 shares of common stock for an aggregate consideration of $50,000 to two founders, all of whom are, pursuant to the provisions of Rule 405 of Regulation C under the Securities Act are deemed to be “organizers” of the Company since at inception, each of such shareholders received in excess of ten (10%) percent of the common stock of the Company.

(b)

There were no principal underwriters.

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(c)

The aggregate consideration for the securities referred to in subparagraph was $50,000.

(d)

The Registrant claimed exemption from the registration provisions of the Securities Act of 1933 with respect to the securities pursuant to Section 4(2) thereof inasmuch as no public offering was involved.

ITEM 27.  EXHIBITS.

 3.01

Articles of Incorporation(2).

 3.03

Bylaws (2).

 4.01

Form of Specimen Stock Certificate for the Registrant's Common Stock (2).

 5.01

Opinion of Edward H. Gilbert, P.A. regarding legality of securities being registered (3).

10.01

Amended and Restated Option Agreement (2).

23.01

Consent of Edward H. Gilbert, P.A. (included in Exhibit 5.01)(3).

23.02

Consent of BDO Dunwoody LLP (1).

23.03

Consent of Roscoe Postle Associates, Inc.(2).

____________________

(1)Filed herewith.

(2)Filed as part of the Registration Statement on Form SB-2.

(3)Filed as part of Amendment 1 to the Registration Statement on Form SB-2

(4)Filed as part of Amendment 2 to the Registration Statement on Form SB-2

(5)Filed as part of Amendment 3 to the Registration Statement on Form SB-2

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

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(3)

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Virginia City, State of Montana, on the 26th day of October, 2006.

Gentor Resources, Inc.

/s/ Lloyd J. Bardswich

---------------------------------

By: Lloyd J. Bardswich, President and principal executive officer

/s/ Lloyd J. Bardswich

---------------------------------

By: Lloyd J. Bardswich, principal financial officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: October 26, 2006

/s/ Lloyd J. Bardswich

---------------------------------

By: Lloyd J. Bardswich, principal executive officer

Date: October 26, 2006

/s/ Lloyd J. Bardswich

---------------------------------

By: Lloyd J. Bardswich, principal accounting officer

Date: October 26, 2006

/s/ Lloyd J. Bardswich

---------------------------------

By: Lloyd J. Bardswich, director

Date: October 26, 2006

/s/ Kitt M. Dale

---------------------------------

By: Kitt M. Dale, director

Date: October 26, 2006

/s/ Samuel L. Henry

---------------------------------

By: Samuel L. Henry, director

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